SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐
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☐ Preliminary Proxy Statement ☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

Dobson Communications Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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      ☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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DOBSON COMMUNICATIONS CORPORATION

14201 Wireless Way
Oklahoma City, Oklahoma 73134

To the Stockholders of Dobson Communications Corporation:

      You are cordially invited to attend the Annual Meeting of Stockholders of Dobson Communications Corporation to be held on June 4, 2002, at the offices of Dobson Communications Corporation, 14201 Wireless Way, Oklahoma City, Oklahoma 73134, commencing at 9:00 a.m., local time. We look forward to personally greeting as many of our stockholders as possible at the meeting.

      The Notice of the Annual Meeting and Proxy Statement accompanying this letter provide information concerning matters to be considered and acted upon at the meeting. A report on our operations will be presented at the meeting, followed by a question-and-answer and discussion period.

      We know that most of our stockholders are unable to attend the Annual Meeting in person. We solicit proxies so that each stockholder has an opportunity to vote on all matters that are scheduled to come before the meeting. Whether or not you plan to attend, please take a few minutes now to sign, date, and return your proxy in the enclosed postage-paid envelope. Regardless of the number of shares you own, your vote is important.

      Thank you for your continued interest in Dobson Communications Corporation.

Very truly yours,

-s- EVERETT R. DOBSON

EVERETT R. DOBSON
Chairman, President and
Chief Executive Officer

Enclosures

May 7, 2002

DOBSON COMMUNICATIONS CORPORATION

14201 Wireless Way
Oklahoma City, Oklahoma 73134

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 4, 2002

To the Stockholders of

  Dobson Communications Corporation

      NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Stockholders of Dobson Communications Corporation will be held at the offices of Dobson Communications Corporation, 14201 Wireless Way, Oklahoma City, Oklahoma 73134, on June 4, 2002, at 9:00 a.m., local time, for the following purposes:

1. To elect two directors of Dobson Communications Corporation;

2. To approve the Dobson Communications Corporation 2002 Employee Stock Purchase Plan;

3. To approve the Dobson Communications Corporation 2002 Stock Incentive Plan; and

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

      The Board of Directors has fixed the close of business on April 19, 2002, as the record date for the meeting, and only holders of common stock of record at such time will be entitled to vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

-s- STEPHEN T. DOBSON
STEPHEN T. DOBSON
Secretary

Oklahoma City, Oklahoma

May 7, 2002

EVEN IF YOU INTEND TO BE PRESENT AT THE MEETING, PLEASE SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY PROMPTLY SO THAT YOUR SHARES OF CLASS A COMMON STOCK MAY BE REPRESENTED AND VOTED AT THE MEETING. A RETURN ENVELOPE IS ENCLOSED FOR THIS PURPOSE.

PROXY STATEMENT
PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 2002 EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL 3
INDEPENDENT PUBLIC ACCOUNTANTS
EXECUTIVE COMPENSATION AND OTHER INFORMATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
STOCKHOLDER RETURN PERFORMANCE PRESENTATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
ARTICLE I Purpose
ARTICLE II Definitions
ARTICLE III Administration
ARTICLE IV Grant of Awards
ARTICLE V Eligibility
ARTICLE VI Stock Options
ARTICLE VII Restricted Stock Award
ARTICLE VIII Stock Adjustments
ARTICLE IX General

DOBSON COMMUNICATIONS CORPORATION

14201 Wireless Way
Oklahoma City, Oklahoma 73134

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
June 4, 2002

       This Proxy Statement is furnished by Dobson Communications Corporation in connection with the solicitation of proxies by the Board of Directors of the Company to be used at the 2002 Annual Meeting of Stockholders to be held at the time and place and for the purposes set forth in the foregoing Notice of Annual Meeting of Stockholders, and at any and all adjournments of said meeting. Unless the context otherwise requires, all references to “we” and “us” refer to Dobson Communications Corporation and its subsidiaries.

Solicitation and Revocation of Proxies and Voting

      The execution and return of the enclosed proxy will not affect a stockholder’s right to attend the Annual Meeting of Stockholders and to vote in person. A stockholder giving a proxy has the power to revoke it at any time before it is exercised. A stockholder may revoke the proxy prior to its exercise by delivering written notice of revocation to our corporate Secretary, at 14201 Wireless Way, Oklahoma City, Oklahoma 73134, by executing a later-dated proxy, or by attending the Annual Meeting and voting in person. Properly executed proxies in the accompanying form, received in due time and not previously revoked, will be voted at the Annual Meeting or any adjournment thereof as specified therein by the person giving the proxy, but, if no specification is made, the shares represented by proxy will be voted as recommended by the Board of Directors.

      We will pay the expenses of this proxy solicitation, including the cost of preparing and mailing the Proxy Statement and proxy. Such expenses may also include the charges and expenses of banks, brokerage firms, and other custodians, nominees, or fiduciaries for forwarding proxies and proxy material to beneficial owners of our common stock. We expect to solicit proxies primarily by mail, but our directors, officers, employees, and agents may also solicit proxies in person or by telephone or by other electronic means. This Proxy Statement and accompanying proxy were first mailed to stockholders on or about May 7, 2002.

Quorum; Abstentions; Broker Non-Votes

      The presence, in person or by proxy, by the holders of shares of our outstanding common stock representing a majority of the total combined voting power of all outstanding shares of common stock entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business. If a quorum is present, proposals to be voted on at the Annual Meeting, other than the election of directors which requires a plurality of the votes cast, will be decided by a majority of the votes cast by the stockholders entitled to vote thereon, present in person or represented by proxy, unless the proposal relates to matters on which more than a majority vote is required under our Amended and Restated Certificate of Incorporation, our Amended and Restated By-laws, the laws of the State of Oklahoma under whose laws we are incorporated, or other applicable law.

      A stockholder may, with respect to the election of directors:

•	vote for the election of all nominees named herein;

•	withhold authority to vote for all such nominees; or

•	vote for the election of all such nominees other than any nominees with respect to whom the vote is specifically withheld by indicating in the space provided on the proxy.

A stockholder may, with respect to each other matter to be voted upon:

•	vote for the matter;

•	vote against the matter; or

•	abstain from voting on the matter.

      Votes withheld from a nominee for election as a director or votes on other matters that reflect abstentions or broker non-votes (i.e., shares as to which the record owner has not received instructions from the beneficial owner of the shares on a matter as to which, under the applicable rules of the NASDAQ National Market, the record owner does not have authority to vote without such instruction), will be treated as present at the Annual Meeting for the purpose of determining a quorum but will not be counted as votes cast. A majority of the votes properly cast is required to approve our 2002 Employee Stock Purchase Plan and our 2002 Stock Incentive Plan. Accordingly, abstentions will be counted in tabulating the votes cast and, therefore, will have the same effect as a vote against the approval of the plans. Broker non-votes will not be counted in tabulating the votes cast.

      As a matter of policy, proxies and voting tabulations that identify individual stockholders are kept confidential. Such documents are made available only to those who process the proxy cards, tabulate the vote, and serve as inspectors of election, none of whom are our employees, and certain of our employees responsible for the Annual Meeting. The vote of any stockholder is not disclosed except as may be necessary to meet legal requirements.

      Only holders of outstanding shares of our Class A common stock and our Class B common stock of record at the close of business on April 19, 2002, are entitled to receive notice of and to vote at the Annual Meeting. On the record date, we had outstanding 36,051,056 shares of our Class A common stock and 54,977,481 shares of our Class B common stock. Each share of Class A common stock is entitled to one vote, and each share of Class B common stock is entitled to ten votes, on each matter to be voted upon at the Annual Meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

      Our Board of Directors currently consists of six persons. Our Amended and Restated Certificate of Incorporation and Amended and Restated By-laws provide for three classes of directors of as nearly equal size as possible. The term of each class of directors is normally three years, and the term of one class expires each year in rotation.

      Two individuals, both of whom are currently our directors, have been nominated for election as directors at the Annual Meeting for three-year terms. Four directors will continue in office to serve pursuant to their prior elections. The Board of Directors proposes that Justin L. Jaschke and Albert H. Pharis, Jr. be elected for three-year terms expiring in 2005.

      The persons named as proxies in the accompanying proxy, who have been designated by the Board of Directors, intend to vote, unless otherwise instructed in such proxy, for the election of Messrs. Justin L. Jaschke and Albert H. Pharis, Jr. Should any nominee named herein become unable for any reason to stand for election as one of our directors, the persons named in the proxy will vote for the election of such other person or persons as the Board of Directors may propose to replace such nominee. We know of no reason why any of the nominees will be unavailable or unable to serve.

      The names of the nominees and the directors whose terms of office will continue after the 2002 Annual Meeting, their principal occupations during the past five years, other directorships held, and certain other information are set forth below.

Standing for Election

Justin L. Jaschke, age 43

      Justin L. Jaschke has served as a director since 1996. Mr. Jaschke has been the Chief Executive Officer and a director of Verio Inc., an Internet services provider based in Englewood, Colorado, since its inception in March 1996. Prior to March 1996, Mr. Jaschke served as Chief Operating Officer for Nextel Communications, Inc. following its merger with OneComm Corporation in July 1995. Mr. Jaschke served as OneComm’s President and a member of its Board of Directors from 1993 until its merger with Nextel. From May 1990 to April 1993, Mr. Jaschke served as President and Chief Executive Officer of Bay Area Cellular Telephone Company. Mr. Jaschke currently serves on the Board of Directors of Verio Inc. (a subsidiary of NTT Communications), Dobson Communications, Logix (a competitive local exchange company), Agilera (an application service provider) and on the Board of Trustees of the University of Puget Sound. Mr. Jaschke has a B.S. in mathematics from the University of Puget Sound and an M.S. in management from the Massachusetts Institute of Technology Sloan School of Management.

Albert H. Pharis, Jr., age 52

      Albert H. Pharis, Jr. has served as a director and a consultant since December 1998. Mr. Pharis was Chief Executive Officer of Logix Communications Enterprises, Inc. from September 1999 until April 2001. Logix was our subsidiary prior to January 2000. Mr. Pharis served as President, Chief Executive Officer and Director of Sygnet Wireless, Inc. and Sygnet Communications Company, Inc. from 1985 to December 1998. He has been active as a board member of the Cellular Telecommunications and Internet Association since 1985 and as a member of its Executive Committee since 1989. He has also been Chairman of its Small Operators Caucus.

Directors Continuing in Office

(Term expiring in 2003)

Everett R. Dobson, age 42

      Everett R. Dobson has served as a director and officer since 1982. From 1990 to 1996, he served as a director, President and Chief Operating Officer of us and President of our cellular subsidiaries. He was elected our Chairman of the Board and Chief Executive Officer in April 1996. Mr. Dobson served on the board of the Cellular Telecommunications and Internet Association in 1993 and 1994. He holds a B.A. in Economics from Southwestern Oklahoma State University and currently sits on its Foundation Board and chairs its Investment Committee.

Russell L. Dobson, age 67

      Russell L. Dobson has served as a director since 1990 and was Chairman of the Board and Chief Executive Officer from 1990 to 1996. Mr. Dobson joined his father at Dobson Telephone Company in 1956 and became the controlling owner and Chief Executive Officer in 1975 when he purchased his father’s interest. He has been active in many industry-related groups, including the Oklahoma Telephone Association, Western Rural Telephone Company and Organization for the Protection and Advancement of Small Telephone Companies.

Stephen T. Dobson, age 39

      Stephen T. Dobson has served as a director since 1990. He served as our Treasurer from 1990 until September 1998, and he has served as Secretary since 1990. He has also served as General Manager and Secretary of Dobson Telephone Company from 1994 to 1998 and 1990 to 1998, respectively. He became President of Logix in January 1997 and Vice Chairman of Logix in 1999. Mr. Dobson is a member of the Western Rural Telephone Association, National Telephone Cooperative Association and Telecommunications Resellers Association. He holds a B.S. in Business Administration from the University of Central Oklahoma.

(Term expiring in 2004)

Fred J. Hall, age 51

      Fred J. Hall became a director in May 2000. Since 1983, Mr. Hall has been Chairman, President and Chief Executive Officer of the Fred Jones Companies, Inc., a privately-held company headquartered in Oklahoma City, Oklahoma. Mr. Hall was with the United States Department of State, serving as Assistant Secretary for European and Canadian Affairs from 1986 to 1998. Mr. Hall has served as Chairman of the Oklahoma Turnpike Authority since February 1995. In addition, Mr. Hall serves on the boards of numerous civic and cultural organizations. Mr. Hall received a Bachelor of Arts degree from Vanderbilt University in 1974 and a Master of Science in Business Administration from the University of Southern California in 1976.

Executive Officers

      Our executive officers are set forth below. Certain of the officers hold or have held positions in several of our subsidiaries. The ages and position titles of the persons set forth below are as of April 25, 2002.

Name	Age	Position

Everett R. Dobson(1)(2)	42	Chairman of the Board, President and Chief Executive Officer
Douglas B. Stephens	42	Vice President and Interim Chief Operating Officer
Bruce R. Knooihuizen	46	Executive Vice President and Chief Financial Officer
R. Thomas Morgan	46	Vice President and Chief Information Officer
Timothy J. Duffy	42	Senior Vice President and Chief Technical Officer
Richard D. Sewell, Jr.	45	Treasurer
Stephen T. Dobson(1)(2)	39	Secretary

(1)	Everett R. Dobson and Stephen T. Dobson are sons of Russell L. Dobson.

(2)	Biographies are set forth above.

      We were incorporated in February 1997 in connection with a corporate reorganization pursuant to which we became the holding company parent of our subsidiary, Dobson Operating Company. Unless otherwise indicated, information below with respect to positions held by our executive officers refers to their positions with Dobson Operating Company and, since February 1997, also with us.

      Douglas B. Stephens has served as Regional Vice President for our Central Region since April 1997. In this capacity, Mr. Stephens’ responsibilities included all sales and operations for the wireless properties throughout Texas, Oklahoma, Kansas and Missouri. In December 2001, Mr. Stephens became our Vice President and Interim Chief Operating Officer. Mr. Stephens has 19 years wireless experience. From March 1990 until March 1997, he was employed by United States Cellular, serving as National Accounts Manager and then as General Manager, responsible for its Indiana, Kentucky and Ohio cluster. Prior to that, Mr. Stephens was Director of Sales and Marketing for Cellular Communications Inc. out of Cleveland, Ohio. Mr. Stephens received a Bachelor of Science in business management from the University of Nebraska at Lincoln.

      Bruce R. Knooihuizen is our Executive Vice President and Chief Financial Officer. Mr. Knooihuizen joined us in July 1996. From 1994 to 1996, Mr. Knooihuizen was Chief Financial Officer and Secretary for The Westlink Co. in San Diego, a wireless provider which was formerly an operating unit of US West. Previously, he was Treasurer and Controller of Ameritech Cellular from 1990 to 1994; Director, Accounting Operations of Ameritech Applied Technologies from 1988 to 1990; and Controller of Ameritech Properties in 1988, all located in Chicago. From 1980 to 1988 he held various financial and accounting positions with The

Ohio Bell Telephone Company. Mr. Knooihuizen received a B.S. in Finance from Miami University in Oxford, Ohio and an M.B.A. in finance from the University of Cincinnati.

      R. Thomas Morgan has served as our Vice President and Chief Information Officer since December 1997. During 1996 and 1997, Mr. Morgan was Director of Corporate Services in the Information Services Department of American Electric Power in Columbus, Ohio, an electric utility serving three million customers in the Midwest. Previously, he was Manager of Accounting and Human Resources Systems from 1994 through 1995 and held various positions in the Information Systems Department of American Electric Power from 1985. Mr. Morgan was Manager of Software Engineering for Access Corporation, a software development company, in Cincinnati, Ohio from 1978 to 1981. Mr. Morgan holds a B.S. in Systems Analysis from Miami University in Oxford, Ohio.

      Timothy J. Duffy has served as our Senior Vice President and Chief Technical Officer since December 1998. In this capacity, he managed our cellular network facilities as well as engineering, design and build out of new cellular networks. Prior to joining us, Mr. Duffy worked for Sygnet Communications from 1985 to 1998 in engineering and related management positions. In 1983 he was employed as Director of Engineering for the Constrander Corporation where he was responsible for seven AM and FM radio broadcast facilities in Ohio and Pennsylvania. From 1976 to 1982 he served as Chief Engineer of radio station WGRP in Greenville, Pennsylvania. Mr. Duffy holds a U.S. patent concerning the integration of wireless phone location information to make call management decisions. He is a member of the Institute of Electrical and Electronics Engineers and holds a degree in Electrical Engineering from Pennsylvania State University.

      Richard D. Sewell, Jr. has served as Treasurer since September 1998. Mr. Sewell was employed by Dal-Tile International Inc., a ceramic tile manufacturer and distributor, as Vice President — Finance from 1997 to 1998, as Vice President — Treasurer from 1995 to 1997 and as Vice President — Financial Reporting from 1990 to 1995. From 1979 to 1989, Mr. Sewell was employed by a predecessor entity to Ernst & Young, a public accounting firm, concluding as a principal in their Entrepreneurial Service Group. Mr. Sewell received a B.S. in Accounting from the University of Missouri — Kansas City.

Board Meetings and Committees

      The Board of Directors has the responsibility for establishing our broad corporate policies and for our overall performance. However, the Board is not involved in our day-to-day operations. The Board is kept informed of our business through discussions with the Chief Executive Officer and other officers, by reviewing analyses and reports provided to it on a regular basis, and by participating in Board and Committee meetings.

      Meetings. The Board of Directors held six meetings during 2001. Messrs. Everett R. Dobson, Stephen T. Dobson, Albert H. Pharis and Fred J. Hall attended all of the Board meetings. Messrs. Justin Jaschke and Russell Dobson participated in four meetings and, prior to his resignation as a director in July 2001, Dana Schmaltz, participated in three meetings. The Board has established an Audit Committee and a Compensation Committee. In accordance with our Amended and Restated By-laws, the Board of Directors annually elects from its members the members of each Committee.

      Audit Committee. Members: Fred J. Hall, Justin L. Jaschke and Albert H. Pharis, Jr.

      The Audit Committee is composed of non-employee directors. The Audit Committee annually considers the qualifications of our independent auditor and makes recommendations to the Board on the engagement of the independent auditor. The Audit Committee meets with representatives of the independent auditor and is available to meet at the request of the independent auditor. During these meetings, the Audit Committee receives reports regarding our books of accounts, accounting procedures, financial statements, audit policies and procedures, internal accounting and financial controls, and other matters within the scope of the Audit Committee’s duties. The Audit Committee reviews the plans for and results of audits for us and our subsidiaries. The Audit Committee reviews and approves the independence of the independent auditor, and considers and authorizes the fees for both audit and nonaudit services of the independent auditor. See the “Audit Committee Report” included elsewhere herein. During 2001, the Audit Committee met four times.

      Compensation Committee. Members: Russell Dobson, Justin L. Jaschke and Albert H. Pharis, Jr.

      The members of the Compensation Committee are non-employee directors, but are eligible to participate in any of the plans or programs that the Compensation Committee administers. The Compensation Committee approves the standards for setting salary ranges for our executive officers, reviews and approves the salary budgets for all other of our officers, and specifically reviews and approves the compensation of our senior executives. The Compensation Committee reviews action taken by management in accordance with the salary guidelines for executives and establishes the performance objectives for variable compensation for executives. The Compensation Committee also administers our stock option plans and approves stock option grants for our executive officers. See the “Compensation Committee Report on Executive Compensation” included elsewhere herein. During 2001 the Compensation Committee met one time.

Director Compensation

      Until 2002, our directors received no cash compensation for service on the Board of Directors or Committees of the Board. Effective January 1, 2002, each of our directors who are not our officers or employees will receive an annual fee of $10,000 and an additional annual fee of $5,000 for each Committee of the Board on which he serves. We reimburse directors for out-of-pocket expenses incurred in attending board meetings. In addition, in connection with his election as a director in October 1996, we granted Justin L. Jaschke an option to acquire the equivalent of 106,952 shares of our Class A common stock, at an exercise price of $0.77 per share. In May 2000, we granted Fred J. Hall options to purchase 50,000 shares of our Class A common stock at an exercise price of $23.00 per share. The options held by Mr. Jaschke are 100% vested. The options held by Mr. Hall are 20% vested and the remainder vest ratably over the four-year period ending in May 2005 and fully upon a change of control of our company. Directors who are our officers or our consultants receive no additional compensation for services rendered as directors.

Compensation Committee Interlocks and Insider Participation

      At December 31, 2001, our Compensation Committee consisted of Russell L. Dobson, Justin L. Jaschke and Albert H. Pharis, Jr. No member of the Compensation Committee was one of our officers or employees, or an officer or employee of any of our subsidiaries, during 2001. Russell Dobson, who became our consultant in December 2001, served as our Chairman of the Board and Chief Executive Officer from 1990 to 1996, and is the father of Everett R. Dobson, our Chairman of the Board, President and Chief Executive Officer, and Stephen T. Dobson, our corporate Secretary and a director. Mr. Pharis served as Chief Executive Officer of our former subsidiary, Logix Communications Enterprises, Inc. from September 1999 until April 2001.

      Messrs. Russell Dobson, Albert H. Pharis, Jr. and Justin Jaschke are also directors of Logix Communications Enterprises, Inc. Everett R. Dobson and Stephen T. Dobson were directors of Logix until they resigned in March 2002. Logix was our wholly-owned subsidiary until January 2000, at which time we distributed its capital stock to certain of our shareholders.

      Everett R. Dobson and Bruce R. Knooihuizen are also directors of American Cellular Corporation. American Cellular is a wholly-owned subsidiary of our equally-owned joint venture with AT&T Wireless Services, Inc. In addition, Messrs. Dobson and Knooihuizen are directors or managers of American Cellular’s parent company, American Cellular’s subsidiaries and other entities majority-owned by American Cellular. Messrs. Dobson and Knooihuizen receive no direct compensation from these companies.

      The Board of Directors unanimously recommends that the stockholders vote “FOR” the election of Messrs. Justin L. Jaschke and Albert H. Pharis, Jr.

PROPOSAL 2

2002 EMPLOYEE STOCK PURCHASE PLAN

      On April 25, 2002, our Board of Directors adopted the Dobson Communications Corporation 2002 Employee Stock Purchase Plan, or the Purchase Plan, subject to approval at the 2002 Annual Meeting of Shareholders by the holders of shares of our outstanding Class A and Class B common stock representing a majority of the total combined voting power of our outstanding shares of voting stock. Unless otherwise instructed, it is the intention of the persons named in the accompanying form of proxy to vote shares represented by properly executed proxies for the Purchase Plan.

Description of Purchase Plan

      The following is a brief description of various provisions of our Purchase Plan. The complete text of our Purchase Plan is attached as Appendix A to this Proxy Statement.

Stock Subject to the Purchase Plan

      The Purchase Plan, which is intended to qualify under Section 423 of the Internal Revenue Code of 1986, as amended, provides that one million (1,000,000) shares of our Class A common stock are to be reserved for issuance upon exercise of purchase rights granted thereunder, subject to adjustment for stock dividends, stock splits, reverse stock splits and other like changes in our capitalization. The Purchase Plan is designed to encourage stock ownership by our employees.

Administration

      The Purchase Plan is administered by our Compensation Committee. Our board of directors may from time to time adopt amendments to the Purchase Plan consistent with Sections 421 and 423 of the Code without the approval of our shareholders. However, shareholder approval will be required for any amendments that increase the aggregate number of shares that may be issued under the Purchase Plan or change the class of participants eligible to participate. Our Board of Directors may terminate the Purchase Plan at any time. If the Purchase Plan is terminated, we will refund to the participants the sums credited to their accounts. Unless sooner terminated, the Purchase Plan will terminate on August 31, 2012.

Eligible Employees

      Each of our employees is eligible to participate in our Purchase Plan, with certain exceptions, if he or she:

•	has been employed by us for more than 90 days;

•	works for us at least 20 hours per week;

•	is customarily employed by us for more than five months in a calendar year;

•	is not one of our senior officers whose annual compensation for the immediately preceding fiscal year was, or for the current fiscal year is expected to be, more than $130,000; and

•	does not own shares of our common stock (including all shares that may be purchased under outstanding options granted under the Purchase Plan) that represent 5% or more of the total combined voting power or value of all classes of outstanding shares of our common stock.

      Under the Purchase Plan, no employee will be granted options which would permit the employee to purchase shares of our Class A common stock under the Purchase Plan which, together with shares that the employee could purchase under any of our other stock purchase or option plans, has a fair market value, determined at date of grant, of more than $25,000 with respect to each calendar year in which such options are at any time outstanding.

Purchase of Common Stock

      Each employee who elects to participate in the Purchase Plan must execute and deliver to us an enrollment agreement which specifies the amount to be deducted from the participating employee’s paychecks. The amount to be deducted during each pay period will not be less than 1% nor greater than 10% of the participating employee’s base pay. Deductions will be accumulated for six-month periods, each of which is a “Purchase Period.” The Purchase Periods will begin on each March 1 and end on the following August 31, and begin again on each September 1 and end on the last day of February of the following year. The first Purchase Period under the Purchase Plan will commence on September 1, 2002 and will terminate on February 28, 2003. On the first day of each Purchase Period, we will grant to each participating employee an option to purchase on the last day of such Purchase Period at a price, known as the Option Price, which will be determined as described below, the number of full shares of our Class A common stock which his or her accumulated payroll deductions on the last day of that Purchase Period will purchase at the Option Price.

      The Option Price for each Purchase Period will be the lesser of (a) 85% of the fair market value of our Class A common stock on the first business day of the Purchase Period; or (b) 85% of the fair market value of our Class A common stock on the last business day of the Purchase Period. The fair market value is the last sale price for our Class A common stock as reported by the NASDAQ National Market System on the first and last trading days of the Purchase Period. On April 25, 2002, the last sale price for our Class A common stock was $2.09 per share. Under the terms of the Purchase Plan, no participating employee may purchase more than 500 shares of our Class A common stock in any Purchase Period.

      Only full shares of our Class A common stock may be purchased and any balance remaining in the participating employee’s account after exercise of his or her options according to the terms of the Purchase Plan will be carried forward into the subsequent offering unless the participating employee elects to withdraw from participation in the Purchase Plan or terminate his or her employment.

Withdrawal by Participants

      A participating employee may withdraw from participation in the Purchase Plan by providing written notice at any time prior to the last business day of the Purchase Period. Upon withdrawal, we will promptly refund the entire balance of his or her deductions not previously used to purchase shares of our Class A common stock under the Purchase Plan. A participating employee may elect to discontinue payroll deductions during the course of a particular Purchase Period at any time prior to the last business day preceding the final pay-day during an Purchase Period. In this event, the employee will remain a participating employee and will be entitled to purchase such number of shares of our Class A common stock as his or her accumulated payroll deductions will purchase at the relevant Option Price. Termination of employment cancels the participating employee’s right to continue in the Purchase Plan.

Tax Treatment

      Stock options granted under the Purchase Plan will qualify as options granted under an “employee stock purchase plan” as defined in Section 423 of the Code and will be taxed in accordance with Sections 421 and 423 of the Code and the regulations issued thereunder. The grant of an option to a participating employee pursuant to the terms of the Purchase Plan will be without federal income tax consequences to us and the participating employee, and the exercise of an option (options are deemed exercised if a participating employee is a participating employee at the end of any Purchase Period) will not result in taxable income to a participating employee, nor a tax deduction for us, if the participating employee does not dispose of the acquired shares within two years after the date of the grant of the option and within one year after the issuance to him of the shares of common stock represented by the option. If a disposition occurs within either of those periods, the participating employee may realize ordinary income on part or all of the gain and we will be entitled to a deduction for the amount taxed to the participating employee as ordinary income. If a participating employee holds the shares acquired under the option for the required time and a disposition or the participating employee’s death occurs thereafter, the participating employee will realize ordinary income on the excess of (i) the lesser of the fair market value of the shares on the participating employee’s applicable granting date, the disposition date, or the date of the participating employee’s death, over (ii) his option price, and we will not be entitled to a deduction for such amount. Any additional gain realized as the result of the disposition will be taxed to the participating employee as a capital gain under the Code.

Plan Benefits

      Since participation in the Purchase Plan is at the election of the participating employee, the dollar value and number of options to be granted are not determinable with respect to our executives and other employees. Members of our Board of Directors who are not our employees will not be eligible to participate in the Purchase Plan.

      Approval of our Purchase Plan will require the affirmative vote of the holders of outstanding shares of our Class A and Class B common stock representing a majority of the total combined voting power of all outstanding shares of our Class A and Class B common stock, voting together as one class, present in person or represented by proxy at the Annual Meeting and entitled to vote.

      Our Board of Directors unanimously recommends that stockholders vote “FOR” the approval of the Dobson Communications Corporation 2002 Employee Stock Purchase Plan.

PROPOSAL 3

      Our Board of Directors adopted our 2002 Stock Incentive Plan, or 2002 Plan, as of April 25, 2002, subject to stockholder approval. The purposes of our 2002 Plan are to promote our growth and profitability, to provide our executives, directors and other employees, and persons who, by their position, ability and diligence are able to make important contributions to our growth and profitability, with an incentive to assist us in achieving our long-term corporate objectives, to attract and retain executives and other employees of outstanding competence, and to provide such persons with an opportunity to acquire an equity interest in us.

      We may grant stock options and restricted stock or other awards to any of our directors, officers or full-time employees or those of our subsidiaries, and to any independent contractors and consultants who by their position, ability and diligence are able to make important contributions to our future growth and profitability. Generally, all classes of our employees are eligible to participate in our 2002 Plan.

Description of the 2002 Plan

      The following is a summary of the material provisions of our 2002 Plan and is qualified in its entirety by reference to the complete text of our 2002 Plan, a copy of which is attached to this Proxy Statement as Appendix B.

Stock Subject to the 2002 Plan

      We have reserved a maximum of 7,000,000 shares of our authorized Class A common stock for issuance upon the exercise of stock options, or as restricted stock awards, granted or to be granted pursuant to our 2002 Plan. Shares to be delivered at the time a stock option is exercised or at the time a restricted stock award is made may be available from authorized but unissued shares, or from stock previously issued but which we have reacquired and hold in our treasury. On April 25, 2002, the last reported sale price of our Class A common stock, which is the class of stock available for issuance upon the exercise of options and pursuant to awards granted under the 2002 Plan, was $2.09 per share.

      In the event of any change in our outstanding Class A common stock by reason of any reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, issuance of rights or other similar transactions, the number of shares of our Class A common stock which may be issued upon exercise of outstanding options, and the exercise price, may be proportionally adjusted, at the discretion of the Compensation Committee, to prevent any enlargement or dilution of the rights of option holders as may be appropriate to reflect any such transaction or event.

Administration

      The Compensation Committee of our Board of Directors is composed of at least three members of the Board, a majority of whom are “non-employee directors” within the meaning of Securities and Exchange Commission Rule 16b-3(d). Currently, Messrs. Russell L. Dobson, Justin L. Jaschke and Albert H. Pharis, Jr. are the members of our Compensation Committee and will administer our 2002 Plan. The members of our Compensation Committee serve at the pleasure of our Board of Directors. In connection with the administration of our 2002 Plan, the Compensation Committee, with respect to options and awards to be made to any person who is neither one of our officers nor one of our directors, will:

•	determine which employees and other persons will be granted options or restricted stock under our 2002 Plan;

•	grant the options or restricted stock awards to those selected to participate;

•	determine the exercise price for options; and

•	prescribe any limitations, restrictions and conditions upon any option grants or restricted stock awards.

      With respect to stock options or restricted stock awards to be made to any of our officers or directors, the Compensation Committee will make recommendations to our Board of Directors as to:

•	which of such persons should be granted options or restricted stock;

•	the terms of proposed grants or awards of options or restricted stock to those selected by our Board of Directors to participate;

•	the exercise price for options, and

•	any limitations, restrictions and conditions upon any option grants or restricted stock awards.

Any grant of options or award of restricted stock to any of our officers or directors under our 2002 Plan must be approved by our Board of Directors.

      In addition, the Compensation Committee will:

•	interpret our 2002 Plan, and

•	make all other determinations and take all other action that may be necessary or advisable to implement and administer our 2002 Plan.

Types of Awards

      Our 2002 Plan permits the Compensation Committee to grant awards consisting of options to purchase our Class A common stock or shares of restricted stock.

      Stock Options. Stock options are contractual rights entitling an optionee who has been granted a stock option to purchase a stated number of shares of our Class A common stock at an exercise price per share determined at the date of the grant. Options are evidenced by stock option agreements with the respective optionees. The exercise price for each stock option granted under our 2002 Plan will be determined by our Board of Directors or the Compensation Committee at the time of the grant. Our Board of Directors or the Compensation Committee will also determine the duration of each option; however, no option may be exercisable more than ten years after the date the option is granted. Within the foregoing limitations, our Board of Directors or the Compensation Committee may, in its discretion, impose limitations on exercise of all or some options granted under our 2002 Plan, such as specifying minimum periods of time after grant during which options may not be exercised. Options granted under our 2002 Plan will vest at the rate of 25% per year. However, our 2002 Plan also contains provisions for our Board of Directors or Compensation Committee to provide in the participants’ option award agreements for accelerating the right of an individual employee to exercise his or her stock option or restricted stock award in the event there is a change of control. No cash consideration is payable to us in exchange for the grant of options.

      Our 2002 Plan provides that the stock options may either be Incentive Stock Options within the meaning of Section 422 of the Code, or Non-Qualified Options, which are stock options other than Incentive Stock Options within the meaning of Sections 83 and 421 of the Code. Incentive Stock Options may be granted only to our employees or employees of our subsidiaries, and must be granted at a per share option price not less than the fair market value of our Class A common stock on the date the Incentive Stock Option is granted. In the case of an Incentive Stock Option granted to a stockholder who owns shares of our outstanding stock of all classes representing more that 10% of the total combined voting power of all of our outstanding stock of all classes entitled to vote in the election of directors, the per share option price must be not less than 110% of the fair market value of one share of our Class A common stock on the date the Incentive Stock Option is granted and the term of such option may not exceed five years. As required by the Code, the aggregate fair market value, determined at the time an Incentive Stock Option is granted, of our Class A common stock with respect to which Incentive Stock Options may be exercised by an optionee for the first time during any calendar year under all of our incentive stock option plans may not exceed $100,000.

      Non-Qualified Options are stock options which do not qualify as Incentive Stock Options. Non-Qualified Options may be granted to our consultants and independent contractors, as well as to our employees. The exercise price for Non-Qualified Options will be determined by the Compensation Committee at the time the Non-Qualified Options are granted, but may not be less than 75% of the fair market value of our Class A common stock on the date the Non-Qualified Option is granted. Non-Qualified Options are not subject to any of the restrictions described above with respect to Incentive Stock Options. Incentive Stock Options and Non-Qualified Options are treated differently for federal income tax purposes as described below under “Tax Treatment.”

      The exercise price of stock options may be paid in cash, in whole shares of our Class A common stock, in a combination of cash and our Class A common stock, or in such other form of consideration as our Board of Directors or the Compensation Committee may determine, equal in value to the exercise price. However, only shares of our Class A common stock which the Optionee has held for at least six months on the date of the exercise may be surrendered in payment of the exercise price for the options. The maximum number of shares subject to stock options that may be awarded in any fiscal year to any participant may not exceed 2,000,000.

      Restricted Stock. Restricted shares of our Class A common stock may be granted under our 2002 Plan subject to such terms and conditions, including forfeiture and vesting provisions, and restrictions against sale, transfer or other disposition as our Board of Directors or the Compensation Committee may determine to be appropriate at the time of making the award. In addition, our Board of Directors or the Compensation Committee may direct that share certificates representing restricted stock be inscribed with a legend as to the restrictions on sale, transfer or other disposition, and may direct that the certificates, along with a stock power signed in blank by the employee, be delivered to and held by us until such restrictions lapse. Our Board of Directors or the Compensation Committee, in its discretion, may provide in the award agreement for a modification or acceleration of shares of restricted stock in the event of a change in control, permanent disability of the employee, or for such reasons as our Board of Directors or the Compensation Committee may deem appropriate in the event of the termination of employment of the covered employee. The maximum number of restricted shares that may be awarded under the 2002 Plan to all participants may not exceed an aggregate of 500,000 shares.

Transferability

      Incentive Stock Options are not transferable other than by will or by the laws of descent and distribution. Non-Qualified Stock Options are transferable on a limited basis. Restricted stock awards are not transferable during the restriction period. In no event may a stock option be exercised after the expiration of its stated term.

Termination

      Stock options and rights to restricted stock held by an optionee which have not vested will generally terminate immediately upon the optionee’s termination of employment with us or any of our subsidiaries for any reason other than retirement with our consent, disability or death. Our Board of Directors or the

Compensation Committee may determine at the time of the grant that an optionee’s stock option agreement should contain provisions permitting the optionee to exercise the stock options for any stated period after such termination, or for any period our Board of Directors or the Compensation Committee determines to be advisable after the optionee’s employment terminates by reason of retirement, disability, death, termination without cause, or following a change in control. Incentive Stock Options will, however, terminate no more than three months after termination of the optionee’s employment, twelve months after termination of the optionee’s employment due to disability and three years after termination of the optionee’s employment due to death. Our Board of Directors or the Compensation Committee may permit a deceased optionee’s stock options to be exercised by the optionee’s executor or heirs during a period acceptable to our Board of Directors or the Compensation Committee following the date of the optionee’s death but such exercise must occur prior to the expiration date of the stock option.

Dilution; Substitution

      As described above, our 2002 Plan will provide protection against substantial dilution or enlargement of the rights granted to optionees and holders of restricted stock in the event of stock splits, recapitalizations, mergers, consolidations, reorganizations or similar transactions. New option rights may, but need not, be substituted for the stock options granted under our 2002 Plan, or our obligations with respect to stock options outstanding under our 2002 Plan may, but need not, be assumed by another corporation in connection with any merger, consolidation, acquisition, separation, reorganization, sale or distribution of assets, liquidation or like occurrence in which we are involved. In the event that our 2002 Plan is assumed, the stock issuable upon the exercise of stock options previously granted under our 2002 Plan shall thereafter include the stock of the corporation granting such new option rights or assuming our obligations under the 2002 Plan.

Amendment

      Our Board of Directors may amend our 2002 Plan at any time. However, without stockholder approval, our 2002 Plan may not be amended in a manner that would increase the number of shares that may be issued under our 2002 Plan, extend the term of our 2002 Plan, or otherwise disqualify our 2002 Plan for coverage under Rule 16b-3 promulgated under the Securities Exchange Act of 1934. Stock options and restricted stock previously granted under our 2002 Plan may not be impaired or affected by any amendment of our 2002 Plan, without the consent of the affected grantees.

Accounting Treatment

      Under current generally accepted accounting principles with respect to the financial accounting treatment of stock options used to compensate employees, upon the grant of stock options under our 2002 Plan, we would recognize compensation expense to the extent that the exercise price for the stock options granted is less than the fair market value of the covered stock on the date of grant. The cash we receive upon the exercise of stock options would be reflected as an increase in our capital. No additional compensation expense will be recognized at the time stock options are exercised, although the issuance of shares upon exercise may reduce earnings per share, as more shares of our capital stock would then be outstanding.

      When we make a grant of restricted stock, an amount equal to the fair market value of the restricted stock at the date of grant is charged to compensation expense over the period of the restriction.

      Due to consideration of the accounting treatment of stock options and restricted stock awards by various regulatory bodies, it is possible that the present accounting treatment may change.

Tax Treatment

      The following is a brief description of the federal income tax consequences, under existing law, with respect to stock options and restricted stock that may be granted as awards under our 2002 Plan.

      Incentive Stock Options. An optionee will not realize any taxable income upon the grant or the exercise of an Incentive Stock Option. However, the amount by which the fair market value of the shares covered by the Incentive Stock Option (on the date of exercise) exceeds the option price paid will be an item of tax preference to which the alternative minimum tax may apply, depending on each optionee’s individual circumstances. If the optionee does not dispose of the shares of our Class A common stock acquired by exercising an Incentive Stock Option within two years from the date of the grant of the Incentive Stock Option or within one year after the shares are transferred to the optionee, when the optionee later sells or otherwise disposes of the stock, any amount realized by the optionee in excess of the option price will be taxed as a long-term capital gain and any loss will be recognized as a long-term capital loss. We generally will not be entitled to an income tax deduction with respect to the grant or exercise of an Incentive Stock Option.

      If any shares of our Class A common stock acquired upon exercise of an Incentive Stock Option are resold or disposed of before the expiration of the prescribed holding periods, the optionee would realize ordinary income, instead of capital gain. The amount of the ordinary income realized would be equal to the lesser of (i) the excess of the fair market value of the stock on the exercise date over the option price; or (ii) in the case of a taxable sale or exchange, the amount of the gain realized. Any additional gain would be either long-term or short-term capital gain, depending on whether the applicable capital gain holding period has been satisfied. In the event of a premature disposition of shares of stock acquired by exercising an Incentive Stock Option, we would be entitled to a deduction equal to the amount of ordinary income realized by the optionee.

      Non-Qualified Options. An optionee will not realize any taxable income upon the grant of a Non-Qualified Option. At the time the optionee exercises the Non-Qualified Option, the amount by which the fair market value at the time of exercise of the shares covered by the Non-Qualified Option exceeds the option price paid upon exercise will constitute ordinary income to the optionee in the year of such exercise. We will be entitled to a corresponding income tax deduction in the year of exercise equal to the ordinary income recognized by the optionee. If the optionee thereafter sells such shares, the difference between any amount realized on the sale and the fair market value of the shares at the time of exercise will be taxed to the optionee as capital gain or loss, short- or long-term depending on the length of time the stock was held by the optionee before sale.

      Restricted Stock. A recipient of restricted stock generally will not recognize any taxable income until the shares of restricted stock become freely transferable or are no longer subject to a substantial risk of forfeiture. At that time, the excess of the fair market value of the restricted stock over the amount, if any, paid for the restricted stock is taxable to the recipient as ordinary income. If a recipient of restricted stock subsequently sells the shares, he or she generally will realize capital gain or loss in the year of such sale in an amount equal to the difference between the net proceeds from the sale and the price paid for the stock, if any, plus the amount previously included in income as ordinary income with respect to such restricted shares.

      A recipient has the opportunity, within certain limits, to fix the amount and timing of the taxable income attributable to a grant of restricted stock. Section 83(b) of the Code permits a recipient of restricted stock, which is not yet required to be included in taxable income, to elect, within 30 days of the award of restricted stock, to include in income immediately the difference between the fair market value of the shares of restricted stock at the date of the award and the amount paid for the restricted stock, if any. The election permits the recipient of restricted stock to fix the amount of income that must be recognized by virtue of the restricted stock grant. We will be entitled to a deduction in the year the recipient is required (or elects) to recognize income by virtue of receipt of restricted stock, equal to the amount of taxable income recognized by the recipient.

Plan Benefits

      On April 25, 2002, our Board of Directors granted options and made restricted stock awards under our 2002 plan covering an aggregate of 5,245,000 shares of our Class A common stock, subject to stockholder approval of the 2002 Plan at the annual meeting. The exercise price for the options granted was $2.09 per share, which was the last reported sale price of our Class A common stock on April 25, 2002, except that the exercise price of incentive stock options to purchase 173,988 shares granted to Everett R. Dobson and incentive stock options to purchase 50,000 shares granted to Stephen T. Dobson was 110% of such last reported sale price, or $2.299 per share. The following table sets forth grants of options and awards of restricted stock that have been made under our 2002 Plan to the following groups:

•	Each of our five most highly compensated executive officers;

•	All current executive officers as a group;

•	All current directors who are not executive officers as a group;

•	Each nominee for election as a director;

•	Each associate of any such directors, executive officers or nominees;

•	Each other person who received or is to receive 5% of such options; and

•	All employees, including all current officers who are not executive officers, as a group.

		Restricted Stock
		Awards

	Number of	Number	Dollar
Name and Position	Options	of Shares	Value(1)

Everett R. Dobson, Chairman of the Board, President and Chief Executive Officer	1,000,000	—	$—
Douglas B. Stephens, Vice President and Interim Chief Operating Officer	175,000	—	—
Bruce R. Knooihuizen, Executive Vice President and Chief Financial Officer	500,000	—	—
Timothy J. Duffy, Senior Vice President and Chief Technical Officer	175,000	—	—
R. Thomas Morgan, Vice President and Chief Information Officer	75,000	—	—
Stephen T. Dobson, Secretary and Director	50,000	—	—
Richard D. Sewell, Jr., Treasurer	50,000	—	—
All executive officers as a group (7 persons)	2,025,000	—	—
Justin L. Jaschke, Director and nominee for Director	—	50,000	104,500
Albert H. Pharis, Jr., Director and nominee for Director	—	50,000	104,500
Directors who are not executive officers (4 persons, including nominees)	50,000	150,000	313,500
Associates of directors, executive officers or nominees	—	—	—
Other persons who received 5% or more of options granted or restricted stock awarded	—	—	—
Non-executive officer employees, as a group	3,020,000	—	—

(1)	Based on the last sale price for our Class A common stock on April 25, 2002, the date of grant.

Recommendation and Vote Required

      Approval of our 2002 Plan will require the affirmative vote of the holders of outstanding shares of our Class A and Class B common stock representing a majority of the total combined voting power of all outstanding shares of our Class A and Class B common stock, voting as one class, present in person or represented by proxy at the Annual Meeting and entitled to vote.

      Our Board of Directors unanimously recommends that stockholders vote “FOR” the approval of the Dobson Communications Corporation 2002 Stock Incentive Plan.

INDEPENDENT PUBLIC ACCOUNTANTS

Audit Fees

      Audit fees billed to us by Arthur Andersen LLP during the year ended December 31, 2001 for the audit of our annual financial statements and review of our financial statements included in our quarterly reports on Form 10-Q totaled $447,000.

Financial Information Systems Design and Implementation Fees

      We did not engage Arthur Andersen LLP to provide advice to us regarding financial information systems design and implementation during the year ended December 31, 2001.

All Other Fees

      Fees billed to us by Arthur Andersen LLP during the 2001 fiscal year for all other non-audit services, including tax related services, totaled $668,600, including $204,100 of audit related other fees. The Audit Committee has determined that the provision of non-audit services by Arthur Andersen LLP did not impact Arthur Andersen LLP’s independence.

      We engaged Arthur Andersen LLP as our independent auditors for the fiscal year ended December 31, 2001, and Arthur Andersen has been our independent auditors over the past three years. Although in the past we have typically submitted the appointment of independent auditors for shareholder approval, in view of the highly publicized events involving Arthur Andersen, the Board does not believe it is appropriate to seek shareholder approval at this time. The Audit Committee and the Board will, however, continue to monitor our engagement of Arthur Andersen and other developments relating to that firm and will consider the possibility that a change of independent auditors may be appropriate.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

      The following table provides certain summary information concerning compensation of our Chief Executive Officer and each of our other most highly-compensated executive officers for the three fiscal years ended December 31, 2001.

Summary Compensation Table

						Securities
				Other Annual		Underlying	All Other
		Salary	Bonus	Compensation		Option Awards	Compensation
Name and Principal Position	Year	($)	(1)($)	($)(2)		(#of Shares)(3)	($)(4)

Everett R. Dobson	2001	$500,000	$600,000	$126,600	(5)	—	$5,835
Chairman of the Board,	2000	500,000	600,000	108,200	(5)	—	6,800
President, Chief Executive Officer	1999	500,000	250,000	106,100	(5)	—	6,800
and Director
Douglas B. Stephens	2001	150,000	47,150	—		—	6,800
Vice President and Interim Chief	2000	126,250	47,150	—		15,000	6,530
Operating Officer	1999	102,083	36,950	—		—	4,560
G. Edward Evans(6)	2001	316,667	160,000	32,800	(7)	—	6,800
President and Chief Operating	2000	241,667	200,000	38,300	(7)	100,000	6,800
Officer	1999	191,700	80,000	37,100	(7)	—	5,770
Bruce R. Knooihuizen	2001	316,667	200,000	—		—	6,800
Executive Vice President and	2000	241,667	200,000	—		100,000	6,800
Chief Financial Officer	1999	194,200	140,000	—		—	6,800
Timothy J. Duffy	2001	205,733	46,850	47,900	(8)	—	6,025
Senior Vice President and Chief	2000	172,700	33,100	122,000	(9)	75,000	6,800
Technical Officer	1999	117,900	34,700	—		67,309	6,100
R. Thomas Morgan	2001	200,000	175,000	—		—	5,440
Vice President and Chief	2000	173,900	96,250	—		75,000	5,300
Information Officer	1999	149,100	88,000	—		—	5,300

(1)	The bonuses for 2001 represent the bonuses paid or to be paid in 2002 with respect to services performed in 2001. The bonuses for 2000 and 1999 represent the bonuses paid with respect to services performed in 2000 and 1999, respectively.

(2)	Represents the value of perquisites and other personal benefits. Does not include perquisites and other personal benefits that, in the aggregate, are not more than the lesser of $50,000 or 10% of total annual salary and bonus.

(3)	Represents the number of shares of Class A common stock on a converted basis.

(4)	Includes the matching contributions made by us to the account of the executive officer under our 401(k) Profit Sharing Plan.

(5)	Includes $115,600, $93,200 and $84,400 for personal use of our aircraft and $11,000, $15,000 and $21,700 for a company-provided vehicle and wireless phone in 2001, 2000 and 1999, respectively.

(6)	Mr. Evans resigned as our President and Chief Operating Officer effective December 10, 2001, and he terminated his employment with us effective January 15, 2002.

(7)	Includes $28,000, $37,700 and $38,400 for personal use of our aircraft and $4,800, $600 and $2,300 for a company-provided vehicle and wireless phone in 2001, 2000 and 1999, respectively.

(8)	Includes $46,100 for a relocation bonus and $1,800 for a vehicle and wireless phone provided by us in 2001.

(9)	Represents a relocation bonus in 2000.

Option Exercises and Fiscal Year-End Values

      The following table provides certain information on stock option exercises of our common stock, in 2001, by the named executive officers and the value of such officers’ unexercised options at December 31, 2001.

Aggregated Option Exercises of Our Class A Common Stock in Last Fiscal Year

and Fiscal Year-End Option Values

			Number of Shares
			Underlying Unexercised		Value of Unexercised
			Options at Fiscal		In-the-Money Options at
	Shares		Year-End(1)		Fiscal Year-End(2)
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Bruce R. Knooihuizen	312,089	$3,371,813	240,316	131,357	$1,589,899	$318,590
G. Edward Evans(3)	241,643	3,164,820	20,000	286,277	—	1,520,938
Timothy J. Duffy	—	—	28,440	100,386	64,124	192,687
R. Thomas Morgan	62,016	645,968	15,000	90,994	—	228,481
Douglas B. Stephens	57,924	571,116	7,092	42,994	25,386	192,269

(1)	Assumes the conversion of each share of Class C common stock and Class D common stock issuable upon exercise of options into 111.44 shares of Class A common stock.

(2)	Based on the closing price of our Class A common stock reported in the table entitled “NASDAQ National Market Composite Regular Trading Transactions” contained in The Wall Street Journal for December 31, 2001 ($8.54 per share), less the exercise price.

(3)	Mr. Evans resigned as our President and Chief Operating Officer effective December 10, 2001, and he terminated his employment with us effective January 15, 2002.

Employment Agreements

      We do not have formal employment agreements with any of our employees. In connection with the employment of Bruce R. Knooihuizen in 1996 and G. Edward Evans in 1997, we agreed to provide them compensation in the form of salary, bonus, stock options and other benefits. The terms of Mr. Knooihuizen’s employment provide for an initial annual salary of $150,000, an annual bonus ranging from 30% to 50% of his annual salary, and a 10-year option to purchase 8,688 shares of our Class D common stock, which, when issued, is convertible into 968,215 shares of our Class A common stock, vesting at the rate of 20% per year. Each share of our Class D common stock is convertible into 111.44 shares of our Class A common stock. During 2001, Mr. Knooihuizen exercised options with respect to 2,800 shares of our Class D common stock, which have been converted into 312,089 shares of Class A common stock, at a weighted average price of $0.78 per share of Class A common stock equivalent. We also have agreed to a severance payment equal to one year’s salary in the event of termination of employment of Mr. Knooihuizen without cause. The options to purchase shares of our common stock held by Mr. Knooihuizen become fully vested upon a change of control.

      The terms of Mr. Evans’ employment provided for an initial annual salary of $120,000, an annual bonus ranging from 30% to 50% of his annual salary, a five-year home mortgage loan of $300,000 at an annual interest rate of 4% and a ten-year option to purchase 6,950 shares of our Class D common stock, which, when issued, is convertible into 774,598 shares of our Class A common stock, with 100% of the options vesting ratably over five years. During 2001, Mr. Evans exercised options to acquire 2,168 shares of our Class D common stock at a weighted average exercise price of approximately $0.95 per Class A common stock equivalent. These shares were converted into 241,643 shares of Class A common stock. Mr. Evans resigned as our President and Chief Operating Officer effective December 10, 2001, and he terminated his employment with us effective January 15, 2002

      Prior to August 15, 1998, Russell L. Dobson was one of our corporate officers. Effective August 15, 1998, we entered into a consulting agreement with Mr. Dobson. Under the terms of the consulting agreement, Mr. Dobson has been retained by us and by our former subsidiary, Logix Communications Enterprises, Inc., through August 31, 2008. In exchange for Mr. Dobson’s services, he receives monthly compensation of $15,000 and insurance benefits commensurate with our employee plan. Mr. Dobson’s responsibilities include, but are not necessarily limited to, representing us and Logix at various functions, including trade shows and seminars, assisting with regulatory matters, including appearances where required before regulatory bodies, and analyzing technical and financial data to assist executive officers in strategic planning and forecasting. In addition, Mr. Dobson has agreed not to compete with us during the term of his consulting agreement. Mr. Dobson’s consulting fees through November 30, 2001 were paid by Logix Communications. We began paying this consulting fee in December 2001.

      Effective December 23, 1998, immediately following our acquisition of Sygnet, Albert H. Pharis, Jr., formerly the chief executive officer of Sygnet Wireless, became a consultant to us to assist us on an as-needed basis for a term of five years. Mr. Pharis advises and consults with us regarding operational matters affecting our business, such as industry trends, technological developments, the competitive environment, and the integration of Sygnet and other acquisitions. Mr. Pharis received a fee of $40,000 for the first 90 days of such consulting period and an annual fee of $60,000. At the same time, Mr. Pharis, who serves on our board of directors, received options to purchase 959 shares of our Class D common stock, which is convertible into 106,952 shares of our Class A common stock, at an exercise price of approximately $5.18 per equivalent share of Class A common stock. Mr. Pharis’s options vest ratably over a five-year period and fully vest upon a change of control. Mr. Pharis did not exercise any options in 2001.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee is composed of Russell Dobson, Justin L. Jaschke and Albert H. Pharis, Jr., each of whom is one of our non-management directors. The Compensation Committee designs and administers the compensation programs for our executive officers and other key employees and makes grants under our stock option plans. The Compensation Committee, with the aid of internal staff, reviews and evaluates our compensation programs to determine their effectiveness in attracting, motivating and retaining highly skilled executive officers.

      Compensation Philosophy. Our compensation program for our executive officers is designed to preserve and enhance stockholder value by heavily emphasizing performance-based compensation. The program is directed towards motivating executives to achieve our business objectives, to reward them for their achievement and to attract and retain executive officers who contribute to our long-term success. Competition is intense for senior executives within the telecommunications industry, with established companies and start-ups aggressively recruiting management talent. A key design criterion for our compensation programs is therefore the retention of senior management and other key employees.

      Compensation Components. Our executive compensation program has two primary components: base salary and annual cash incentive bonuses. Each is discussed below.

      Base Salary. The level of base salary paid to our executive officers is determined on the basis of the importance of the position and on market data. In 2001, we increased the base salaries of all of our named executive officers, other than our chief executive officer.

      Annual Cash Incentive Bonuses. For 2001, we employed a cash incentive compensation program under which bonus amounts are based on a number of performance factors that we considered relevant, including the following:

•	overseeing our record financial results;

•	building and growing higher margin business;

•	successfully completing the operational integration of American Cellular Corporation;

•	completing the sale of $200 million of our preferred stock to AT&T Wireless Services, Inc.;

•	strengthening our organization structure and management team;

•	controlling non-personnel expenses while growing revenues; and

•	substantial improvement and expansion of network facilities.

      Compensation of the Chief Executive Officer. As described above, we determine compensation for all executives, including Everett R. Dobson, our Chief Executive Officer, considering both a pay-for-performance philosophy and market rates of compensation. Mr. Dobson’s base salary was $500,000 for fiscal 2001, which we believe is not inconsistent with the base salaries of chief executive officers of peer companies. Mr. Dobson’s annual cash bonus of $600,000 was based on our evaluation of his contribution to the performance factors described above.

Other Matters

      Section 162(m) of the Internal Revenue Code of 1986, as amended, places a $1.0 million per person limitation on the tax deduction we may take for compensation paid to our Chief Executive Officer and our four other highest paid executive officers, except compensation constituting performance-based compensation, as defined by the Internal Revenue Code, is not subject to the $1.0 million limit. In other respects, the Compensation Committee expects to take actions in the future that may be necessary to preserve the deductibility of executive compensation to the extent reasonably practicable and consistent with other objectives of our compensation program. In doing so, the Compensation Committee may utilize alternatives such as deferring compensation to qualify compensation for deductibility and may rely on grandfathering provisions with respect to existing compensation commitments. For the year ended December 31, 2001, approximately $225,000 of Everett R. Dobson’s total compensation was not deductible for federal income tax purposes under Section 162(m). While the Compensation Committee currently seeks to maximize the deductibility of compensation paid to executive officers, it will maintain flexibility to take other actions which may be based on considerations other than tax deductibility.

THE COMPENSATION COMMITTEE

Russell L. Dobson
Justin L. Jaschke
Albert H. Pharis, Jr.

April 19, 2002

AUDIT COMMITTEE REPORT

      The Audit Committee of the Board is responsible for providing independent, objective oversight and review of our accounting functions and internal controls. The Audit Committee is comprised of three of our non-employee directors, and is governed by a written charter adopted and approved by the Board of Directors in March 2000. Two members of the Audit Committee, Messrs. Hall and Jaschke, are “independent” under the NASDAQ National Market listing standards. In July 2001, one of our independent directors, who also had been a member of our Audit Committee, resigned both positions. Our Board of Directors appointed an existing director, Albert H. Pharis, Jr., to the Audit Committee to fill the vacancy created by such resignation. In connection with our December 1998 acquisition of Sygnet Communications, we agreed to pay Mr. Pharis, who had been the chief executive officer of Sygnet Communications, an annual consulting fee of $60,000 for the five year period ending in December 2003. Mr. Pharis is a director and served as chief executive officer of our affiliate, Logix, from September 1999 until April 2001. Under the NASDAQ’s rules, Mr. Pharis does not qualify as an independent director for purposes of serving on our audit committee. However, under NASDAQ Rule 4350(5)(2)(B), a director who is not independent but who is not one of our current employees may be appointed to our Audit Committee if our Board of Directors, under exceptional and limited circumstances, determines that membership on our Audit Committee by that person is required for our best interests and those of our shareholders. In September 2001, our Board of Directors determined none of our directors who were not already serving on our Audit Committee would be considered “independent” under the NASDAQ rules, and that because Mr. Pharis was neither our employee nor an employee of any of our affiliates, and because of Mr. Pharis’ extensive knowledge of and experience in the wireless communications industry, including his prior experience as the chief executive officer of Sygnet, a wireless communications provider, Mr. Pharis was determined to be the most appropriate member of our Board of Directors to fill the vacancy that then existed on our Audit Committee. Accordingly, Mr. Pharis was appointed and now serves on our Audit Committee.

      The responsibilities of the Audit Committee include recommending to the Board an accounting firm to serve as our independent accountants. The Audit Committee also, as appropriate, reviews and evaluates, and discusses and consults with our management, our internal audit personnel and our independent accountants regarding the following:

•	the plan for, and the independent accountants’ report on, each audit of our financial statements;

•	our financial disclosure documents, including all financial statements and reports filed with the SEC or sent to shareholders, as well as the adequacy of our internal accounting controls, and accounting, financial and auditing personnel;

•	changes in our accounting practices, principles, controls or methodologies, or in our financial statements, and recent developments in accounting rules; and

•	the establishment and maintenance of an environment at the company that promotes ethical behavior.

      This year the Audit Committee reviewed the Audit Committee Charter and, after appropriate review and discussions, the Audit Committee determined that it had fulfilled its responsibilities under the Audit Committee Charter.

      The Audit Committee is responsible for recommending to the Board that our financial statements be included in our annual report. The Audit Committee took a number of steps in making this recommendation for 2001. First, the Audit Committee discussed with Arthur Andersen LLP, our independent auditors for 2001, those matters Arthur Andersen communicated to and discussed with the Audit Committee under applicable auditing standards, including information concerning the scope and results of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process. Second, the Audit Committee discussed Arthur Andersen’s independence with Arthur Andersen and received a letter from Arthur Andersen regarding independence as required under applicable independence standards for auditors of public companies. This discussion and disclosure informed the Audit Committee of Arthur Andersen’s independence, and assisted the Audit Committee in evaluating such independence. Finally, the Audit Committee reviewed and discussed, with our management and with Arthur Andersen, our audited consolidated balance sheets at December 31, 2000 and 2001, and the related consolidated statements of income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2001. Based on the discussions with Arthur Andersen concerning the audit, the independence discussions, and the financial statement review, and additional matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board that our Annual Report on Form 10-K include these financial statements.

AUDIT COMMITTEE

Fred J. Hall
Justin L. Jaschke
Albert H. Pharis, Jr.

April 19, 2002

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

      The following graph compares the cumulative total shareholder return on our common stock for the period beginning February 20, 2000, the date our Class A common stock was first traded on The Nasdaq National Market, through December 31, 2001, with the cumulative total returns of the NASDAQ Composite Index, and a peer group consisting of five publicly traded cellular companies. The peer group consists of Centennial Cellular Corp., Price Communications Corporation, United States Cellular Corporation, Western Wireless Corporation and Rural Cellular Corporation. The comparison assumes $100 was invested in our Class A common stock and in each index at the beginning of the comparison period and reinvestment of dividends.

CUMULATIVE TOTAL RETURN

	12/31/00	03/31/01	06/30/01	09/30/01	12/31/01

Dobson closing prices	$14.63	$16.56	$17.05	$10.35	$8.54
Dobson index	100.00	113.25	116.58	70.77	58.39
Peer group(1)	100.00	93.68	97.31	76.15	69.64
Nasdaq composite	100.00	74.49	87.48	60.67	78.95

(1)	The peer group index was prepared specifically for us by Bank of America Securities LLC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table provides information concerning beneficial ownership of each class of our common stock as of April 19, 2002 held by:

•	each person or group of affiliated persons known by us to beneficially own more than 5% of each voting class of our stock;

•	each of our directors;

•	our chief executive officer and each of our other most highly compensated executive officers; and

•	all directors, director nominees and executive officers as a group.

      The number of shares of common stock outstanding for each listed person includes any shares the individual has the right to acquire within 60 days after April 19, 2002. For purposes of calculating each person’s or group’s percentage ownership, stock options exercisable within 60 days are included for that person or group, but not for the stock ownership of any other person or group.

	Class A Common Stock(1)			Class B Common Stock

	Number of			Number of		Percent of
	Shares			Shares		Total
	Beneficially		Percent of	Beneficially	Percent of	Economic	Percent of Total
Name and Address of Beneficial Owner	Owned		Class	Owned	Class	Interest	Voting Power(2)

Everett R. Dobson(3)	2,284,184		6.3%	51,617,477	93.9%	59.2%	88.5%
14201 Wireless Way
Oklahoma City, OK 73134
Russell L. Dobson	—		—	351,481	*	*	*
14201 Wireless Way
Oklahoma City, OK 73134
Stephen T. Dobson(4)	2,199,184		6.1%	51,617,477	93.9%	59.1%	88.5%
14201 Wireless Way
Oklahoma City, OK 73134
Bruce R. Knooihuizen	1,110,929	(5)	3.1%	—	—	1.2%	*
14201 Wireless Way
Oklahoma City, OK 73134
Douglas B. Stephens	129,977		*	—	—	*	*
14201 Wireless Way
Oklahoma City, OK 73134
Timothy J. Duffy	70,386		*	—	—	*	*
14201 Wireless Way
Oklahoma City, OK 73134
R. Thomas Morgan	153,977		*	—	—	*	*
14201 Wireless Way
Oklahoma City, OK 73134
Fred J. Hall	20,000		*	—	—	*	*
123 South Hudson
Oklahoma City, OK 73102
Justin L. Jaschke	106,952	(5)	*	—	—	*	*
5616 South Ivy Court
Greenwood Village, CO 80111
Albert H. Pharis, Jr.	64,171	(5)	*	—	—	*	*
7024 A1A South
St. Augustine, FL 32080
G. Edward Evans	851,635	(5)	2.4%	—	—	*	*
14201 Wireless Way
Oklahoma City, OK 73134
J.W. Childs Equity Partners II, L.P.(6)(7)	5,883,484		16.3%	—	—	6.5%	1.0%
111 Huntington Ave., Ste. 2900
Boston, MA 02199-7610
John W. Childs(7)	6,392,751		17.7%	—	—	7.0%	1.1%
111 Huntington Ave., Ste. 2900
Boston, MA 02199-7610
c/o J.W. Childs Equity
Partners II, L.P.
AT&T Wireless Services, Inc.(8)	1,500,000		4.2%	3,008,523	5.5%	5.0%	5.4%
16331 NE 72nd Way
Redmond, WA 98052
Salomon Brothers Asset Management Inc.	2,182,955	(9)(10)	6.1%	—	—	2.4%	*
388 Greenwich Street
New York, NY 10013
Salomon Brothers Holding Company Inc.	2,196,237	(9)(10)	6.1%	—	—	2.4%	*
388 Greenwich Street
New York, NY 10013

	Class A Common Stock(1)			Class B Common Stock

	Number of			Number of		Percent of
	Shares			Shares		Total
	Beneficially		Percent of	Beneficially	Percent of	Economic	Percent of Total
Name and Address of Beneficial Owner	Owned		Class	Owned	Class	Interest	Voting Power(2)

Smith Barney Fund Management LLC	2,747,370	(9)(10)	7.6%	—	—	3.0%	*
125 Broad Street
New York, NY 10003
Salomon Smith Barney Holdings Inc.	4,943,607	(9)(10)	13.7%	—	—	5.4%	*
388 Greenwich Street
New York, NY 10013
Citigroup Inc.	5,055,343	(9)(10)	14.0%	—	—	5.6%	*
399 Park Avenue
New York, NY 10043
Lehman Brothers Holdings Inc.	1,923,077	(11)	5.3%	—	—	2.1%	*
3 World Financial Center
New York, NY 10285
All directors, nominees and executive officers as a group (11 persons)	6,226,465		17.3%	51,968,958	94.5	63.9%	89.8%

*	less than 1%.

(1)	The number of shares of Class A common stock includes shares of Class A common stock issuable upon the assumed conversion of shares of Class C and Class D common stock issued or issuable upon the exercise of options which can be exercised within 60 days after the date hereof. Each outstanding share of our Class B common stock is immediately convertible into one share of our Class A common stock. Each outstanding share of our Class C common stock and Class D common stock is or, where issued upon the exercise of stock options, will be convertible into 111.44 shares of our Class A common stock. The number of shares of Class A common stock does not include the shares of Class A common stock issuable upon conversion of the outstanding shares of Class B common stock.

(2)	In calculating the percent of total voting power, the voting power of shares of Class A common stock and the Class B common stock is aggregated. The Class A common stock and the Class B common stock vote together as a single class on all matters submitted to a vote of shareholders, except as required by law. Each share of Class A common stock is entitled to one vote and each share of Class B common stock is entitled to ten votes, except that each share of Class B common stock is entitled to only one vote with respect to any “going private” transaction.

(3)	Includes 51,617,477 shares of Class B common stock held by the Dobson CC Limited Partnership. As the president, one of two directors and sole shareholder of RLD, Inc., the general partner of that partnership, Everett R. Dobson has voting and investment power with respect to such shares.

(4)	All of these shares are held by Dobson CC Limited Partnership. As one of two directors of RLD, Inc., the general partner of that partnership, Stephen T. Dobson shares voting and investment power with respect to such shares.

(5)	Represents shares of Class C common stock and Class D common stock issued and issuable upon the exercise of stock options issued pursuant to our stock option plans, and the assumed conversion of each share of Class C common stock and Class D common stock into 111.44 shares of Class A common stock.

(6)	Based upon SEC Schedule 13G dated February 12, 2001. Includes 509,267 shares of our Class A common stock owned by JWC-DCEL Co-Investor LLC. The remaining shares are owned by J.W. Childs Equity Partners II, L.P. J.W. Childs Equity Partners II, L.P. currently holds 5,845,833 shares of our Class A common stock (the “Equity Partners II Shares”). J.W. Childs Advisors II, L.P. is the general partner of J.W. Childs Equity Partners II, L.P. and, as such, has the power to direct the voting and disposition of shares of our Class A common stock owned by J.W. Childs Equity Partners II, L.P. J.W. Childs Associates, L.P. is the general partner of J.W. Childs Advisors II, L.P. and, as such, has the power to direct the voting and disposition of shares of our Class A common stock owned by or deemed to be beneficially owned by J.W. Childs Advisors II, L.P., J.W. Childs Associates Inc. is the general manager of J.W. Childs Associates, L.P. and, as such, has the power to direct the voting and disposition of shares of our Class A common stock owned by or deemed to be beneficially owned by J.W. Childs Associates, L.P. In addition, J.W. Childs Associates, Inc. is the Manager of JWC-DCEL Co-Invest LLC and, as such, has the power to direct the voting and disposition of shares of our Class A common stock owned or deemed to be beneficially owned by JWC-DCEL Co-Invest LLC. Therefore, J.W. Childs Advisors II, L.P., J.W. Childs Associates, L.P. and J.W. Childs Associates, Inc. may be deemed to beneficially own the Equity Partners II Shares and the JWC-DCEL Co-Invest LLC Shares. Furthermore, John W. Childs is the sole director and stockholder of J.W. Childs Associates, Inc. and, as such, has the power to direct the voting and disposition of shares or our Class B common stock deemed to be beneficially owned by J.W. Childs Associates, Inc. John W. Childs disclaims beneficial ownership of such shares.

(7)	Based upon SEC Schedule 13G dated February 12, 2001. Includes 5,845,833 shares of our Class A common stock owned by J.W. Childs Equity Partners II, L.P. and 509,267 shares of our Class B common stock held by JWC-DCEL Co-Investor LLC.

(8)	Does not include 7,889,546 shares of our Class A common stock issuable upon conversion of 200,000 shares of our Series A convertible preferred stock which may be issued in exchange for 200,000 shares of our Series AA preferred stock held by AT&T Wireless. Currently, AT&T Wireless owns 200,000 shares of our Series AA preferred stock. Each share of our Series AA preferred stock will become immediately exchangeable for one share of our Series A convertible preferred stock upon approval by the Federal Communications Commission of an application expected to be made by AT&T Wireless. When issued, each share of our Series A convertible preferred stock will be immediately convertible into 39.4 shares of our Class A common stock. If all 200,000 shares of our Series AA preferred stock were exchanged for 200,000 shares of Series A convertible preferred stock, and the 200,000 shares of Series A convertible preferred stock were then fully converted, we would issue an aggregate of 7,889,546 shares of our Class A common stock.

(9)	Based upon SEC Schedule 13G dated February 8, 2002.

(10)	Includes shares held by Salomon Brothers Asset Management, Inc., Salomon Brothers Holding Company Inc. Smith Barney Fund Management LLC., Salomon Smith Barney Holdings Inc. and Citigroup Inc.

(11)	Based upon SEC Schedule 13G dated September 6, 2001.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      We have a policy requiring that any material transaction that we enter into with our officers, directors or principal stockholders and their affiliates be resolved on a case-by-case basis. In addition, the terms of our various debt instruments limit the ability of us and of our subsidiaries to enter into transactions with our affiliates.

      Dobson CC Limited Partnership owns a 90% interest in a limited liability company that owns a multi-building office complex in Oklahoma City. We began occupying a portion of this complex as our corporate headquarters effective May 1, 2001. Our lease, which covers approximately 144,400 square feet of rentable space, is a 15-year, triple-net lease with an annual rental of $3.0 million. We use approximately 28,000 square feet of our leased space for one of our regional call centers and we sublease another approximately 16,000 square feet to our former subsidiary, Logix Communications Enterprises, Inc.

      Our former subsidiary, Logix, provides local telephone services, wireline connections and switching services to us on a fee basis. Logix’s charges to us are comparable to charges for similar services provided by Logix to unrelated third parties. Dobson CC Limited Partnership is a principal shareholder of Logix. All of our directors other than Mr. Hall were also directors of Logix. Everett R. Dobson was Chairman of the Board of Directors and Stephen T. Dobson was Vice Chairman of the Board of Directors of Logix until they resigned in March 2002. Albert H. Pharis, Jr. was the chief executive officer of Logix from September 1999 to April 2001. On February 28, 2002, Logix, and its subsidiary, Logix Communications Corporation, filed a voluntary petition in bankruptcy under Chapter 11 of the United States Bankruptcy Code.

      On February 8, 2001, we issued 200,000 shares of our Series AA Preferred Stock, par value $1.00 per share (“Series AA Preferred Stock”) to AT&T Wireless Services, Inc. for aggregate cash proceeds of $200 million dollars. The shares of Series AA Preferred Stock were issued pursuant to a certain Stock Purchase Agreement dated as of November 6, 2000, as amended on February 8, 2001. Each share of Series AA Preferred Stock is entitled to cumulative annual dividends of 5.96% on the liquidator preference of $1,000 per share, subject to certain adjustments.

      From time to time before and during 2001, we have made advances to Everett R. Dobson, which had an aggregate balance at December 31, 2001 of $324,989. From time to time before and during 2001, we also made advances to Dobson Ranch, LLC, an affiliate of Everett Dobson, in the aggregate amount of $119,569. At December 31, 2001, the outstanding balance due us from Dobson Ranch LLC was $310,472. During 2001, we made advances to Dobson CC Limited Partnership, our principal stockholder, in the aggregate amount of $121,385. On December 31, 2001, the outstanding balance due us from Dobson CC Limited Partnership was $93,088. All of the advances to Everett Dobson, Dobson Ranch, LLC and Dobson CC Limited Partnership are unsecured, non-interest bearing and do not provide for any scheduled repayments.

      We made a $300,000 home mortgage loan to G. Edward Evans in February 1997 in connection with his employment. The loan is payable in 60 monthly installments of $1,400, including interest at the annual rate of 4%, with the balance due in February 2002. On December 31 2001 the unpaid principal balance of this loan was $273,436. The after tax amount of Mr. Evans’ 2001 bonus of $102,960, was offset against the loan, leaving an unpaid principal balance of the loan as of April 19, 2002 of $171,929. The loan is presently past due.

      In February 2000, Mr. Evans exercised options that we had granted to him to purchase shares of our Class A common stock under our stock option plan by delivering to us his promissory note. At December 31, 2001, the unpaid principal balance and accrued interest due on this note was $47,870. During 2001, we made unsecured, non-interest bearing advances to Mr. Evans aggregating $850,000. In December 2001, we consolidated Mr. Evans’ obligations into one promissory note for $897,870, which is due May 14, 2002. This note is secured by a pledge of our Class A common stock owned by Mr. Evans. At April 19, 2002, the unpaid principal balance of this note was $897,870. Mr. Evans was our President and Chief Operating Officer until he resigned effective December 10, 2001. Mr. Evans terminated his employment with us effective January 15, 2002.

      In February 2000, one of our directors and certain of our executive officers, excluding Mr. Evans, exercised options previously granted to purchase shares of our old Class B and Class C common stock, which included options granted under our stock option plan. The shares purchased upon these exercises were equivalent to an aggregate of 731,826 shares of our Class A common stock. The weighted average exercise price for these shares was $1.71 per share of Class A common stock equivalent, or an aggregate exercise price of $1.3 million of which approximately $1.1 million was paid by giving us promissory notes executed by the option holders. In addition, from time to time since February 2000, certain of our executive officers and directors have further exercised options to purchase shares of our Class A common stock and have paid all or a part of the exercise prices of the options by issuing their respective promissory notes. Further, from time to time we have made cash advances to certain of our executive officers and directors.

      On December 17, 2001, our Board of Directors approved our making loans to eleven of our employees, including four of our executive officers. The aggregate amount of the loans was $9.8 million and the portion attributable to our executive officers was an aggregate of $6.8 million, as follows:

Name	Amount

Douglas B. Stephens	$710,605
Bruce R. Knooihuizen	5,050,866
R. Thomas Morgan	724,606
Richard D. Sewell, Jr.	346,659

      The loans refinanced outstanding balances of advances made by us to certain of our executive officers and employees. The proceeds of these advances had been used for various purposes including, without limitation, payment of the exercise price of exercised stock options. In addition, these loans refinanced indebtedness which certain of these employees owed to a bank. The proceeds of the bank loans had been used to satisfy income tax liability incurred by the borrowers as a result of option exercises.

      The following table reflects the principal amount of indebtedness owed to us by our directors and executive officers under these loans at January 1, 2001. The table also reflects the largest amount of indebtedness due us by any of these persons at any time during 2001, and the balances outstanding at December 31, 2001:

		Largest Principal
	Principal Balance	Amount Outstanding	Principal Balance at
Executive Officer	at January 1, 2001	During 2001	December 31, 2001

Douglas B. Stephens,	$—	$710,605	$710,605
Vice President and Interim Chief Operating Officer
Bruce R. Knooihuizen,	126,034	5,050,866	5,050,866
Executive Vice President and Chief Financial Officer
R. Thomas Morgan,	72,386	724,606	597,808
Vice President and Chief Information Officer
Richard D. Sewell, Jr.,	101,220	346,659	346,659
Treasurer

      Each loan matures on December 16, 2003, bears interest at an annual rate of 2.48%, payable at maturity, and is secured by shares of our common stock owned by the borrowers on December 17, 2001 that had been acquired through the exercise of stock options granted by us.

      During 2001, Richard D. Sewell, Jr., one of our executive officers, exercised options with respect to 31,968 shares of our Class A common stock that were in-the-money on the date of exercise in the aggregate amount of $305,126.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

      Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers, and persons who beneficially own more than 10% of our Class A common stock to file certain reports with the Securities and Exchange Commission concerning their beneficial ownership of our equity securities. The SEC’s regulations also require that a copy of all such Section 16(a) forms filed must be furnished to us by the executive officers, directors, and greater than 10% stockholders. To our knowledge, based solely on a review of the copies of such forms and amendments thereto received by us with respect to 2001, all Section 16(a) filing requirements were met, except that one Form 4 for each of Messrs. Evans, Knooihuizen, Morgan and Ms. Gail Kudla was not timely filed.

Stockholder Proposals for 2003

      Our 2003 Annual Meeting of Stockholders is expected to be held on or about June 4, 2003, and proxy materials in connection with that meeting are expected to be mailed on or about May 7, 2003. In order to be included in our proxy materials for our 2003 Annual Meeting, we must receive shareholder proposals prepared in accordance with the proxy rules on or before January 7, 2003.

      Any such proposal should be addressed to the Secretary, Dobson Communications Corporation, 14201 Wireless Way, Oklahoma City 73134. Upon receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement for our annual meeting of stockholders to be held in 2003 in accordance with applicable law. It is suggested that such proposals be sent by certified mail, return receipt requested.

      In addition, pursuant to Rule 14a-4 under the Securities Exchange Act of 1934, as amended, a shareholder must give notice to us prior to April 19, 2003 of any proposal which such stockholder intends to raise at the 2003 Annual Meeting. If we receive notice of such proposal on or after March 24, 2003, under Rule 14a-4, the persons named in the proxy solicited by our Board of Directors for the 2003 Annual Meeting may exercise discretionary voting with respect to such proposal.

General

      We know of no matters to be presented at the meeting other than those included in the Notice. Should any other matter requiring a vote of stockholders arise, including a question of adjourning the meeting, the persons named in the accompanying proxy will vote thereon according to their best judgment in what they consider our best interests. The enclosed proxy confers discretionary authority to take action with respect to any additional matters that may come before the meeting.

      It is important that your stock be represented at the meeting regardless of the number of shares you hold. Whether or not you plan to attend, please sign, date and return the enclosed proxy promptly. For your convenience, a return envelope is enclosed requiring no additional postage if mailed within the United States.

By Order of the Board of Directors

-s- STEPHEN T. DOBSON
STEPHEN T. DOBSON
Secretary

Oklahoma City, Oklahoma

May 7, 2002

APPENDIX A

DOBSON COMMUNICATIONS CORPORATION

2002 EMPLOYEE STOCK PURCHASE PLAN

DOBSON COMMUNICATIONS CORPORATION

2002 EMPLOYEE STOCK PURCHASE PLAN

      The following constitute the provisions of the 2002 Employee Stock Purchase Plan of Dobson Communications Corporation.

      1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Parent or Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423 of the Code.

      2. Definitions. As used herein, the following definitions shall apply:

(a) “Account” means the account established for record-keeping purposes by the Plan Administrator under the Plan to which will be credited the Participant’s payroll deductions.

(b) “Beneficiary” means the person or entity designated as provided in Section 14 to exercise the Participant’s Option in the case of death.

(c) “Board” means the Board of Directors of the Company.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Common Stock” means the Class A Common Stock of the Company, par value $0.001 per share.

(f) “Company” means Dobson Communications Corporation, an Oklahoma corporation.

(g) “Compensation” means wages as defined in Section 3401(a) of the Code and all other payments of compensation to an Employee by the Company, a Designated Parent or Subsidiary for services while employed as an Employee for which the Company, a Designated Parent or Subsidiary is required to furnish the Employee a written statement under Sections 6041(d) and 6051(a)(3) of the Code including overtime pay, bonuses, commissions and the value of a qualified or non-qualified stock option award to the extent includable in the Employee’s taxable income. Compensation shall also mean such amounts of base salary, bonuses, annual awards and other incentive payments as are deferred by the Employee (i) under a qualified cash or deferred arrangement described in Section 401(k) of the Code, or (ii) to a plan qualified under Section 125 of the Code. Compensation does not include severance pay. Compensation must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).

(h) “Designated Parent or Subsidiaries” means the Parent or Subsidiaries which have been designated by the Plan Administrator from time to time as eligible to participate in the Plan.

(i) “Effective Date” means September 1, 2002. However, should any Designated Parent or Subsidiary become a participating employer in the Plan after such date, then such entity shall designate a separate Effective Date with respect to its employee-participants.

(j) “Employee” means any individual who is an employee of the Company, a Designated Parent or Subsidiary for purposes of Section 423 of the Code, including an officer or director. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the individual’s employer. Where the period of leave exceeds ninety (90) days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the ninety-first (91st) day of such leave, for purposes of determining eligibility to participate in the Plan.

(k) “Enrollment Date” means the first day of each Purchase Period.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m) “Exercise Date” means the last day of each Purchase Period.

(n) “Fair Market Value” means (A) during such time as the Common Stock is listed upon the New York Stock Exchange or other exchanges or the NASDAQ/ National Market System, the closing price of the Common Stock on such stock exchange or exchanges or the NASDAQ/ National Market System on the day for which such value is to be determined, or if no sale of the Common Stock shall have been made on any such stock exchange or the NASDAQ/ National Market System that day, on the next preceding day on which there was a sale of such Common Stock or (B) during any such time as the Common Stock is not listed upon an established stock exchange or the NASDAQ/ National Market System, the mean between dealer “bid” and “ask” prices of the Common Stock in the over-the-counter market on the day for which such value is to be determined, as reported by the National Association of Securities Dealers, Inc.

(o) “Option” means the right of a Participant on an applicable Exercise Date to purchase the number of shares of Common Stock as provided in Sections 7 and 8 of the Plan.

(p) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(q) “Participant” means an Employee of the Company or Designated Parent or Subsidiary who is actively participating in the Plan.

(r) “Plan” means this Dobson Communications Corporation 2002 Employee Stock Purchase Plan.

(s) “Plan Administrator” means either the Board or a designee selected by the Board that is responsible for the administration of the Plan as is designated from time to time by resolution of the Board as provided in Section 13.

(t) “Purchase Period” means any six-month period commencing on September 1 and ending on the last day of February or commencing on March 1 and ending on August 31 of each year during which the Plan is in existence.

(u) “Purchase Price” shall mean, with respect to each Purchase Period, an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date of such Purchase Period or on the Exercise Date of such Purchase Period, whichever is lower.

(v) “Reserves” means the sum of the number of shares of Common Stock covered by each Option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under Option.

(w) “Subscription Agreement” means with respect to each Purchase Period the form attached hereto as Exhibit A which each Participant must complete to be eligible to participate in the Plan.

(x) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

      3. Eligibility.

      (a) General. Except as provided in Subsections (b)-(d) below, any individual who is an Employee on a given Enrollment Date shall be eligible to participate in the Plan for the Purchase Period commencing with such Enrollment Date. Only Employees may be granted Options under this Plan.

      (b) Limitations on Grant Accrual.

(i) No Participant shall be entitled to participate in the Plan to a greater extent than that permitted under Section 423(b)(3) of the Code. Thus, no Employee may be granted an Option if such Employee, immediately after the Option is granted, owns stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of its parent or any Subsidiary (if applicable). For purposes of this Subsection, the rules of Section 424(d) of the Code shall apply in determining the stock ownership of an individual, and stock which the Employee may purchase under all outstanding stock options shall be treated as stock owned by the Employee.

(ii) No Participant shall be entitled to participate in the Plan to a greater extent than that permitted under Section 423(b)(8) of the Code. Thus, no Employee may be granted an Option which permits his rights to purchase stock under all such “employee stock ownership plans” of the Company and its parent or any Subsidiary (if applicable) intended to qualify under Section 423 of the Code to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such Option is granted) for each calendar year in which such Option is outstanding at any time. For purposes of this Subsection, (1) the right to purchase Common Stock under an Option accrues when the Option (or any portion thereof) first becomes exercisable during the calendar year; (2) the right to purchase Common Stock under an Option accrues at the rate provided in the Option, but in no case may such rate exceed $25,000 of fair market value of such stock (determined at the time such Option is granted) for any one calendar year; and (3) a right to purchase stock which has accrued under one Option granted pursuant to the Plan may not be carried over to any other Option.

      (c) Other Limits on Eligibility. Notwithstanding Subsection (a), above, the following Employees will not be eligible to participate in the Plan for any relevant Purchase Period: (i) any Employee who has been employed for fewer than ninety (90) days on the applicable Enrollment Date; (ii) any Employee who works for the Company less than 20 hours per week; (iii) any Employee whose customary employment with the Company is for not more than five months in any calendar year; or (iv) any highly compensated Employee as defined in Section 414(q) of the Code who is an officer as defined by the bylaws of the Company or a Board resolution pertaining thereto and who has Compensation in excess of $130,000 for the calendar year immediately preceding the year in which a Purchase Period occurs (or any part thereof);

      (d) Exclusion for Hardship Withdrawals. If an Employee receives a “hardship withdrawal” from a cash or deferred arrangement established by the Company under Section 401(k) of the Code, he or she will not be eligible to participate in the Plan for a period of 6 months after receipt of a hardship distribution.

      4. Purchase Periods.

      (a) The Plan will be implemented through consecutive Purchase Periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan have been purchased or (ii) the Plan is sooner terminated in accordance with Section 19 hereof. The maximum duration of a Purchase Period is six (6) months.

      (b) A Participant will be granted a separate Option for each Purchase Period in which he/she participates. The Option shall be granted on the Enrollment Date and automatically exercised on the Exercise Date in the Purchase Period.

      (c) Except as specifically provided herein, the acquisition of Common Stock through participation in the Plan for any Purchase Period will neither limit nor require the acquisition of Common Stock by a Participant in any subsequent Purchase Period.

      5. Participation.

      (a) An eligible Employee may become a Participant in the Plan by completing a Subscription Agreement authorizing payroll deductions and filing it with the designated payroll office of the Company at least ten (10) business days prior to the Enrollment Date for the Purchase Period in which such participation will commence, unless a later time for filing the Subscription Agreement is set by the Plan Administrator for all eligible Employees with respect to a given Purchase Period.

      (b) Payroll deductions for a Participant shall commence with the first partial or full payroll period beginning on the Enrollment Date and shall end on the last day of the last complete payroll period during the Purchase Period, unless sooner terminated by the Participant as provided in Section 10.

      (c) All Employees granted Options hereunder shall have the same rights and privileges provided that the amount of Common Stock which may be purchased by any Employee under Options may bear a uniform relationship to Compensation as described in Section 6 below.

      6. Payroll Deductions.

      (a) At the time a Participant files his/her Subscription Agreement, the Participant shall elect to have payroll deductions made during the Purchase Period in amounts between one percent (1%) and not exceeding ten percent (10%) of the Compensation which the Participant receives during the Purchase Period.

      (b) All payroll deductions made for a Participant shall be credited to his/her Account under the Plan and withheld in whole percentages only. A Participant may not make any additional payments into such Account.

      (c) A Participant may discontinue participation in the Plan as provided in Section 10, or may decrease the rate of payroll deductions on one occasion during the Purchase Period by completing and filing with the Company a new Subscription Agreement authorizing a decrease in the payroll deduction rate. The decrease in rate shall be effective with the first full payroll period commencing ten (10) business days after the Company’s receipt of the new Subscription Agreement unless the Company elects to process more quickly. A Participant may increase the rate of payroll deductions for a future Purchase Period by filing with the Company a new Subscription Agreement authorizing an increase in the payroll deduction rate at least ten (10) business days before the commencement of the upcoming Purchase Period. A Participant may not increase the rate of his/her payroll deductions for an existing Purchase Period. A Participant’s Subscription Agreement shall remain in effect for successive Purchase Periods unless terminated as provided in Section 10. The Plan Administrator may limit the number of payroll deduction rate changes during any Purchase Period.

      (d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) herein, a Participant’s payroll deductions may be decreased to zero percent (0%) during any Purchase Period which is scheduled to end during the current calendar year (the “Current Purchase Period”). Payroll deductions shall recommence at the rate provided in such Participant’s Subscription Agreement at the beginning of the first Purchase Period which is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 10.

      7. Grant of Option. On the Enrollment Date of each Purchase Period, each Participant shall be granted an Option to purchase on the Exercise Date of such Purchase Period (at the applicable Purchase Price) up to a number of shares of the Common Stock determined by dividing such Participant’s payroll deductions accumulated prior to such Exercise Date and retained in the Participant’s Account as of the Exercise Date by the applicable Purchase Price; provided (i) that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof, and (ii) the maximum number of shares of Common Stock that may be purchased by a Participant in any Purchase Period is limited to Five Hundred (500) shares, subject to adjustment as provided in Section 18 hereof. Exercise of the Option will occur as provided in Section 8, and the Option, to the extent not exercised, shall expire on the last day of the Purchase Period.

      8. Exercise of Option. A Participant’s Option for the purchase of shares of Common Stock will be deemed exercised automatically on each Exercise Date and the maximum number of whole shares of Common Stock subject to the Option shall be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions in his/her Account. Fractional shares may not be purchased. Any amount remaining in a Participant’s Account following the purchase of shares on the Exercise Date shall be held in each such Participant’s Account for the purchase of shares of Common Stock under the next Purchase Period, unless such Participant withdraws from participation in the Plan as provided in Section 10 hereof or is not eligible to participate in any subsequent Purchase Period, in which case such amount shall be distributed without interest to the Participant after the Exercise Date occurring immediately after such withdrawal. During a Participant’s lifetime, a Participant’s Option to purchase shares of Common Stock hereunder is exercisable only by him/her. In the case of the Participant’s death, a Participant’s Option may be exercised by the Participant’s Beneficiary.

      9. Delivery. As soon as practicable following receipt of a request from a Participant after an Exercise Date, the Company shall evidence the shares of Common Stock purchased by either a book-entry registration or by issuing and delivery a certificate, registered in the Participant’s name, for the number of shares of Common Stock purchased.

      10. Withdrawal; Termination of Employment.

      (a) A Participant (or his or her Beneficiary in the case of death) may withdraw all but not less than all the payroll deductions credited to his/her Account and not yet used to exercise his/her Option under the Plan at any time by giving written notice to the Company in the form of Exhibit B to this Plan. All of the Participant’s payroll deductions credited to his/her Account will be paid to such Participant as promptly as practicable after receipt of notice of withdrawal, such Participant’s Option for the Purchase Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Purchase Period. If a Participant withdraws from a Purchase Period, payroll deductions will not resume at the beginning of the succeeding Purchase Period unless the Participant delivers to the Company a new Subscription Agreement for such Purchase Period.

      (b) Upon a Participant’s ceasing to be an Employee for any reason or upon termination of a Participant’s employment relationship, the payroll deductions credited to such Participant’s Account during the Purchase Period but not yet used to exercise the Option will be returned to such Participant or, in the case of his/her death, to the person or persons entitled thereto under Section 14, and such Participant’s Option will be automatically terminated.

      11. Interest. The payroll deductions credited to a Participant’s Account under the Plan will not accrue interest.

      12. Common Stock.

      (a) The maximum number of shares of Common Stock made available for purchase under the Plan shall be one million (1,000,000) shares, subject to adjustment as provided in Section 18. If on any Exercise Date, the number of shares of Common Stock with respect to which Options are to be exercised exceeds the number of shares of Common Stock then available under the Plan, the Plan Administrator shall make an allocation of the shares remaining available for purchase in as uniform a manner as practicable and as it determines to be equitable.

      (b) A Participant will have no interest or voting right in shares of Common Stock covered by his/her Option until such shares are actually purchased on the Participant’s behalf in accordance with the applicable provisions of the Plan. No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

      (c) Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant (or his or her beneficiary, in the case of death).

      13. Administration. The Plan shall be administered by the Board or a designee of the Board appointed by the Board which for the purposes of this Plan shall be the Plan Administrator. The Board or its designee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its designee shall, to the full extent permitted by law, be final and binding upon all persons.

      14. Designation of Beneficiary.

      (a) Each Participant must file a written designation of each Beneficiary who is to receive any shares of Common Stock and cash, if any, from the Participant’s Account under the Plan in the event of such Participant’s death. If a Participant is married and the designated Beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

      (b) Such designation of Beneficiary may be changed by the Participant (and his/her spouse, if any) at any time by written notice. In the event of the death of a Participant and in the absence of a Beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares of Common Stock and/or cash to the executor or administrator of the estate of the Participant.

      15. Transferability. Payroll deductions credited to a Participant’s Account and any rights with regard to the exercise of an Option or to receive shares under the Plan may not be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be void, except that the Plan Administrator may treat such act as an election to withdraw funds from a Purchase Period in accordance with Section 10.

      16. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

      17. Reports. Individual Accounts will be maintained for each Participant in the Plan. Statements of account will be given to Participants at least annually. Statements of account will set forth the amounts of payroll deductions, the Purchase Price, the number of shares of Common Stock purchased and the remaining cash balance, if any.

      18. Adjustments Upon Changes in Capitalization. The Reserves and the Purchase Price with respect to unexercised Options, shall be adjusted to give effect to any increase or decrease in the number of outstanding shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other similar event resulting in an increase or decrease in the number of issued shares of Common Stock. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or the Reserves. The Board may, if it so determines in the exercise of its sole discretion, make provision for adjusting the Reserves, as well as the Purchase Price, in the event the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock.

      19. Amendment or Termination.

      (a) The Board may at any time and for any reason terminate or amend the Plan except that without the approval of the stockholders, no amendment shall (i) increase the maximum number of shares under the Plan other than as provided in Section 18, (ii) make the Plan available to persons currently ineligible to participate or (iii) be made if not permitted by Sections 421 or 423 of the Code. A Purchase Period may be terminated by the Board on any Exercise Date if the Board determines that the termination of the Purchase Period is in the best interests of the Company and its stockholders. No amendment or termination may make any change in any Option theretofore granted which adversely affects the rights of any Participant except as otherwise provided in this Section 19 or Section 18.

      (b) Without stockholder consent and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Plan Administrator shall be entitled to limit the frequency and/or number of reductions in the amount withheld during any Purchase Period, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Plan Administrator determines in its sole discretion advisable and which are consistent with the Plan.

      20. Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Plan Administrator at the location, or by the person, designated by the Plan Administrator for the receipt thereof.

      21. Conditions Upon Issuance of Shares. Shares of Common Stock shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such shares of Common Stock pursuant thereto complies with all applicable provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares of Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an Option, the Company may require the Participant to represent and warrant at the time of any such exercise that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute such shares of Common Stock if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law. In addition, no Options shall be exercised or shares of Common Stock issued hereunder before the Plan has been approved by stockholders of the Company as provided in Section 23.

      22. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 19.

      23. Stockholder Approval. Continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted. If such stockholder approval is obtained at a duly held stockholders’ meeting, the Plan must be approved by the holders of outstanding capital stock of the Company representing a majority of the votes cast at such stockholders’ meeting at which a quorum representing a majority of all outstanding voting stock of the Company is, either in person or by proxy, present and voting on the Plan. If such stockholder approval is obtained by written consent, it must be obtained by the written consent of the holders of outstanding capital stock of the Company representing a majority of the total combined voting power of all outstanding voting stock of the Company. However, approval at a meeting or by written consent may be obtained by a lesser degree of stockholder approval if the Plan Administrator determines, after consultation with the Company’s legal counsel, that such a lesser degree of stockholder approval will comply with all applicable laws and will not adversely affect the qualification of the Plan under Section 423 of the Code.

      24. No Employment Rights. The Plan does not, directly or indirectly, create any right with respect to continuation of employment by the Company or a Designated Parent or Subsidiary, and it shall not be deemed to interfere in any way with such employer’s right to terminate, or otherwise modify, an employee’s employment at any time.

      25. Effect of Plan. The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Participant, including, without limitation, such Participant’s estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Participant.

      26. Applicable Law. The laws of the State of Oklahoma (excluding that body of law pertaining to its conflicts of law) will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.

EXHIBIT A

DOBSON COMMUNICATIONS CORPORATION

2002 EMPLOYEE STOCK PURCHASE PLAN

SUBSCRIPTION AGREEMENT

☐	Original Application	Enrollment Date:
☐	Change in Payroll Deduction Rate
☐	Change of Beneficiary(ies)

      1. I,                     , hereby elect to participate in the Dobson Communications Corporation 2002 Employee Stock Purchase Plan (the “Plan”) and subscribe to purchase shares of the Company’s Common Stock in accordance with this Subscription Agreement and the Plan. Capitalized terms used in this Subscription Agreement shall have the same meaning as used in the Plan unless stated to the contrary.

      2. I hereby authorize payroll deductions in the amount of      % of my Compensation from each paycheck during the Purchase Period. I understand that this amount must not be less than one percent (1%) and not more than ten percent (10%) of my Compensation during the Purchase Period and that no fractional percentages are permitted. I further understand that:

(a) all payroll deductions made by me shall be credited to my Account under the Plan;

(b) all payroll deductions shall be made on an “after-tax basis” and will be subject to all applicable income and employment taxes;

(c) I may not make additional payments into such Account;

(d) all payroll deductions will be accumulated for the purchase of Common Stock at the applicable Purchase Price determined in accordance with the Plan;

(e) no interest will be credited on funds held in my Account at any time for any reason;

(f) I may discontinue my participation in the Plan at any time prior to an Exercise Date as provided in Section 10 of the Plan, but if I (or my Beneficiary in the case of death) do not withdraw from the Plan, any accumulated payroll deductions will be used to automatically purchase Common Stock;

(g) I may decrease the rate of my payroll deductions in whole percentage increments to not less than zero percent (0%) on one occasion during any Purchase Period by filing a new Subscription Agreement with such decrease taking effect as of the beginning of the payroll period following the date of filing of a new Subscription Agreement, filed at least ten (10) business days prior to the beginning of such payroll period;

(h) I may not increase the rate of my payroll deductions during any ongoing Purchase Period;

(i) I may increase or decrease the rate of payroll deductions for future Purchase Periods by filing a new Subscription Agreement, and that change will be effective as of the beginning of the next Purchase Period; and

(j) unless I discontinue my participation in the Plan as provided in Section 10 of the Plan, my election for payroll deductions will continue to be effective for each successive Purchase Period.

      3. I have received a copy of the complete “Dobson Communications Corporation 2002 Employee Stock Purchase Plan.” I understand that my participation in the Plan is in all respects subject to the terms of the Plan.

      4. Until I request delivery of certificates, shares of Common Stock purchased for me under the Plan shall be owned by me beneficially and shall be held in street name of the nominee of the third party administrator selected by the Plan Administrator to administer the Plan records or in such other nominee name as shall be

A-A-1

designated from time to time by the Plan Administrator. Upon delivery, shares will be issued in the name of name of the Employee only.

      5. I hereby agree to notify the Company in writing within thirty (30) days after the date of any disposition of any shares received by me pursuant to the Employee Stock Purchase Plan within two (2) years after the Enrollment Date (the first day of the Purchase Period during which I purchased such shares) or within one (1) year after the Exercise Date (the date I purchased such shares). I further agree that I will make adequate provision for federal, state, foreign or other tax withholding obligations, if any which arise upon the disposition of the Common Stock.

      6. I hereby agree to be bound by the terms of the Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.

      7. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares of Common Stock held in my Account under the Plan.

Name: (Please print)
(First) (Middle) (Last)
Relationship:
Address:

Employee’s Social
Security Number:
Employee’s
Home Address:

I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE PURCHASE PERIODS UNLESS TERMINATED BY ME.

Employee’s Signature:
Dated:
Signature of spouse
if Beneficiary is other
than spouse:
Dated:

A-A-2

EXHIBIT B

DOBSON COMMUNICATIONS CORPORATION

2002 EMPLOYEE STOCK PURCHASE PLAN

SUBSCRIPTION AGREEMENT
NOTICE OF WITHDRAWAL

      The undersigned Participant in the Purchase Period of the Dobson Communications Corporation 2002 Employee Stock Purchase Plan which began on                     , 20          , hereby notifies the Company that he or she hereby withdraws from the Purchase Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his/her Account with respect to such Purchase Period. The undersigned understands and agrees that his/her Option for such Purchase Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Purchase Period and the undersigned shall be eligible to participate in succeeding Purchase Periods only by delivering to the Company a new Subscription Agreement.

Name and Address
of Participant:

Signature:
Date:

A-B-1

APPENDIX B

DOBSON COMMUNICATIONS CORPORATION

2002 STOCK INCENTIVE PLAN

ARTICLE I

PURPOSE

      SECTION 1.01     Purpose. This Stock Incentive Plan is established by Dobson Communications Corporation (the “Company”) to create incentives which are designed to motivate Participants to put forth maximum effort toward the success and growth of the Company and to enable the Company to attract and retain experienced individuals who by their position, ability and diligence are able to make important contributions to the Company’s success. Toward these objectives, the Plan provides for the granting of Awards to Participants on the terms and subject to the conditions set forth in the Plan.

      SECTION 1.02     Establishment. The Plan is effective as of April 19, 2002 and for a period of 10 years from such date. The Plan will terminate on April 18, 2012, however, it will continue in effect until all matters relating to the payment of Awards and administration of the Plan have been settled.

      SECTION 1.03     Shares Subject to the Plan. Subject to Articles IV and VIII of this Plan, Awards may be made under this Plan for a total of 7,000,000 shares of Common Stock. A maximum of 500,000 shares of the Class A Common Stock subject to the Plan may be granted as Restricted Stock Awards (the “Restricted Stock Award Limit”).

      SECTION 1.04     Shareholder Approval. The Plan shall be approved by the holders of shares of the Company’s outstanding common stock representing a majority of the total combined voting power of the Company’s outstanding shares of common stock entitled to vote for the election of directors of the Company, present, or represented, and entitled to vote at a meeting called for such purposes, which approval must occur within the period ending twelve months after the date the Plan is adopted by the Board. Pending such approval by the shareholders, Awards under the Plan may be granted to Participants, but no such Awards may be exercised or paid prior to receipt of shareholder approval. In the event shareholder approval is not obtained within such twelve-month period, all such Awards shall be void.

ARTICLE II

DEFINITIONS

      SECTION 2.01     “Affiliated Entity” means any partnership or limited liability company, a majority of the partnership or other similar interest thereof is owned or controlled, directly or indirectly, by the Company or one or more of its Subsidiaries or Affiliated Entities or a combination thereof. For purposes hereof, the Company, a Subsidiary or an Affiliated Entity shall be deemed to have a majority ownership interest in a partnership or limited liability company if the Company, such Subsidiary or Affiliated Entity shall be allocated a majority of partnership or limited liability company gains or losses or shall be or control a managing director or a general partner of such partnership or limited liability company.

      SECTION 2.02     “Award” means, individually or collectively, any Option or Restricted Stock Award granted under the Plan to a Participant by the Committee pursuant to such terms, conditions, restrictions, and/or limitations, if any, as the Committee may establish by the Award Agreement or otherwise.

      SECTION 2.03     “Award Agreement” means any written instrument that establishes the terms, conditions, restrictions, and/or limitations applicable to an Award in addition to those established by this Plan and by the Committee’s exercise of its administrative powers.

      SECTION 2.04     “Board” means the Board of Directors of the Company.

      SECTION 2.05     “Change of Control” and “Change of Control Events” mean the occurrence of one of the events designated in Section X.

      SECTION 2.06     “Code” means the Internal Revenue Code of 1986, as amended. Reference to any Section of the Code shall be deemed to include any amendments or successor provisions to such Section and any regulations under such Section.

      SECTION 2.07     “Committee” means the Compensation Committee of the Board, or such other committee designated by the Board, authorized to administer the Plan under Article III hereof consisting of not less than two members of the Board.

      SECTION 2.08     “Common Stock” means the Class A Common Stock, par value $0.001 per share, of the Company, and after substitution, such other stock as shall be substituted therefor as provided in Article VIII.

      SECTION 2.09     “Date of Grant” means the date on which the granting of an Award is authorized by the Committee or such later date as may be specified by the Committee in such authorization.

      SECTION 2.10     “Disability” shall have the meaning set forth in Section 22(e)(3) of the Code.

      SECTION 2.11     “Director” means any person who is a member of the Board.

      SECTION 2.12     “Eligible Employee” means any employee of the Company, a Subsidiary or an Affiliated Entity.

      SECTION 2.13     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

      SECTION 2.14     “Fair Market Value” means if, at the time an Award is granted under the Plan, the Company’s Common Stock is publicly traded, “fair market value” shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such Award is granted and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the NASDAQ National Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the NASDAQ National Market. If the Common Stock is not publicly traded at the time an Award is granted under the Plan, “fair market value” shall mean the fair value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm’s length.

      SECTION 2.15     “Incentive Stock Option” means an Option within the meaning of Section 422 of the Code.

      SECTION 2.16     “Nonqualified Stock Option” means an Option which is not an Incentive Stock Option.

      SECTION 2.17     “Option” means an Award granted under Article VI of the Plan.

      SECTION 2.18     “Participant” means a Director, an Eligible Employee or an independent contractor to whom an Award has been granted by the Committee under the Plan.

      SECTION 2.19     “Plan” means this Dobson Communications Corporation 2002 Stock Incentive Plan.

      SECTION 2.20     “Restricted Stock Award” means an Award granted to a Director, Eligible Employee or an independent contractor under Article VII of the Plan.

      SECTION 2.21     “Subsidiary” shall have the same meaning set forth in Section 424 of the Code.

ARTICLE III

ADMINISTRATION

      SECTION 3.01     Administration by Committee. The Committee shall administer the Plan. Unless otherwise provided in the by-laws of the Company or the resolutions adopted from time to time by the Board establishing the Committee, the Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled by the Board. The Committee shall hold meetings at such times and places as it may determine. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present or acts reduced to or approved in writing by a majority of the members of the Committee shall be the valid acts of the Committee.

      Subject to the provisions of the Plan, the Committee shall have exclusive power to:

(a) Select the Participants to be granted Awards.

(b) Determine the time or times when Awards will be made.

(c) Determine the form of an Award, whether an Option or Restricted Stock, the number of shares of Common Stock subject to the Award, all the terms, conditions (including performance requirements), restrictions and/or limitations, if any, of an Award, including the time and conditions of exercise or vesting, and the terms of any Award Agreement, which may include the waiver or amendment of prior terms and conditions or acceleration or early vesting or payment of an Award under certain circumstances determined by the Committee.

(d) Determine whether Awards will be granted singly or in combination.

(e) Accelerate the vesting, exercise or payment of an Award or the performance period of an Award when such action or actions would be in the best interest of the Company.

(f) Take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan.

      SECTION 3.02     Committee to Make Rules and Interpret Plan. The Committee in its sole discretion shall have the authority, subject to the provisions of the Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. The Committee’s interpretation of the Plan or any Awards granted pursuant thereto and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties.

ARTICLE IV

GRANT OF AWARDS

      SECTION 4.01     Committee to Grant Awards. The Committee may, from time to time, grant Awards to one or more Participants, provided, however, that:

(a) Subject to Article VIII, the aggregate number of shares of Common Stock made subject to the Award of Options to any Participant in any fiscal year of the Company may not exceed 2,000,000.

(b) Any shares of Common Stock related to Awards which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of shares of Common Stock shall be available again for grant under the Plan.

(c) Awards to directors or officers of the Company, a Subsidiary or Affiliated Entity must be approved and made by the Board to be effective.

(d) Common Stock delivered by the Company in payment of any Award under the Plan may be authorized and unissued Common Stock or Common Stock held in the treasury of the Company.

(e) The Committee shall, in its sole discretion, determine the manner in which fractional shares arising under this Plan shall be treated.

(f) Separate certificates representing Common Stock to be delivered to a Participant upon the exercise of any Option will be issued to such Participant.

ARTICLE V

ELIGIBILITY

      Subject to the provisions of the Plan, the Committee shall, from time to time, select from the Eligible Employees, Directors and independent contractors to whom Awards shall be granted and shall determine the type or types of Awards to be made and shall establish in the related Award Agreements the terms, conditions, restrictions and/or limitations, if any, applicable to the Awards in addition to those set forth in the Plan and the administrative rules and regulations issued by the Committee.

ARTICLE VI

STOCK OPTIONS

      SECTION 6.01     Grant of Options. The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Options to Participants. These Options may be Incentive Stock Options or Nonqualified Stock Options, or a combination of both. Each grant of an Option shall be evidenced by an Award Agreement executed by the Company and the Participant, and shall contain such terms and conditions and be in such form as the Committee may from time to time approve, subject to the requirements of Section 6.02.

      SECTION 6.02     Conditions of Options. Each Option so granted shall be subject to the following conditions:

(a) Exercise Price. As limited by Section 6.02(e) below, each Option shall state the exercise price which shall be set by the Committee at the Date of Grant; provided, however, no Nonqualified Stock Option shall be granted at an exercise price which is less than 75% of the Fair Market Value of the Common Stock on the Date of Grant.

(b) Means of Exercising Options. An Option (or any part of installment thereof) shall be exercised by giving written notice to the Company at its principal office address, or to such transfer agent as the Company shall designate. Such notice shall identify the Option being exercised and specify the number of shares as to which such Option is being exercised, accompanied by full payment of the purchase price therefor either (a) in United States dollars in cash or by check, (b) at the discretion of the Committee, through delivery of shares of Common Stock that have been held by the Participant for at least six months, having a fair market value equal as of the date of the exercise to the cash exercise price of the Option but only to the extent such exercise of an Option would not result in an accounting compensation charge with respect to the shares used to pay the exercise price unless otherwise determined by the Committee, (c) at the discretion of the Committee and consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the Option and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the participant’s direction at the time of exercise, or (d) at the discretion of the Committee, by any combination of (a), (b) and (c) above. If the Committee exercises its discretion to permit payment of the exercise price of an Option by means of the methods set forth in clauses (b), and (c) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the Option in question. The holder of an Option shall not have the rights of a shareholder with respect to the shares covered by such Option until the date of issuance of a stock certificate to such holder for such shares. Except as expressly provided above in Article VIII with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

(c) Exercise of Options. Options granted under the Plan shall be exercisable, in whole or in such installments and at such times, and shall expire at such time, as shall be provided by the Committee in the Award Agreement. Exercise of an Option shall be by written notice stating the election to exercise in the form and manner determined by the Committee. Every share of Common Stock acquired through the exercise of an Option shall be deemed to be fully paid at the time of exercise and payment of the exercise price.

(d) Other Terms and Conditions. Among other conditions that may be imposed by the Committee, if deemed appropriate, are those relating to (i) the period or periods and the conditions of exercisability of any Option; (ii) the minimum periods during which Participants must be employed by the Company, its Subsidiaries or an Affiliated Entity, or must hold Options before they may be exercised; (iii) the minimum periods during which shares acquired upon the exercise of Options must be held before sale or transfer shall be permitted; (iv) conditions under which Options or shares may be subject to forfeiture; (v) the frequency of exercise or the minimum or maximum number of shares that may be acquired at any one time and (vi) the achievement by the Company of specified performance criteria.

(e) Special Restrictions Relating to Incentive Stock Options. Options issued in the form of Incentive Stock Options shall only be granted to Eligible Employees of the Company or a Subsidiary and shall not be granted to Directors who are not also Eligible Employees of the Company or a Subsidiary and shall, in addition to being subject to all applicable terms, conditions, restrictions and/or limitations established by the Committee, comply with the requirements of Section 422 of the Code (or any successor Section thereto), including, without limitation, the requirement that the exercise price of an Incentive Stock Option not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant, the requirement that each Incentive Stock Option, unless sooner exercised, terminated or cancelled, expire no later than 10 years from its Date of Grant, and the requirement that the aggregate Fair Market Value (determined on the Date of Grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company, its parent or any Subsidiary) not exceed $100,000. Incentive Stock Options, which are in excess of the applicable $100,000 limitation, will be automatically recharacterized as Nonqualified Stock Options as provided under Section 6.03 of this Plan. No Incentive Stock Options shall be granted to any Eligible Employee if, immediately before the grant of an Incentive Stock Option, such Eligible Employee owns more than 10% of the total combined voting power of all classes of stock of the Company or its Subsidiaries (as determined in accordance with the stock attribution rules contained in Sections 422 and 424(d) of the Code). Provided, the preceding sentence shall not apply if, at the time the Incentive Stock Option is granted, the exercise price is at least 110% of the Fair Market Value of the Common Stock subject to the Incentive Stock Option, and such Incentive Stock Option by its terms is exercisable no more than five years from the date such Incentive Stock Option is granted.

(f) Shareholder Rights. No Participant shall have a right as a shareholder with respect to any share of Common Stock subject to an Option prior to purchase of such shares of Common Stock by exercise of the Option.

      SECTION 6.03     Options Not Qualifying as Incentive Stock Options. With respect to all or any portion of any Option granted under this Plan not qualifying as an “incentive stock option” under Section 422 of the Code, such Option shall be considered as a Nonqualified Stock Option granted under this Plan for all purposes. This Plan and any Incentive Stock Options granted hereunder shall be deemed to have incorporated by reference all the provisions and requirements of Section 422 of the Code (and the Treasury Regulations issued thereunder) which are required to provide that all Incentive Stock Options granted hereunder shall be “incentive stock options” described in Section 422 of the Code. Further, in the event that the Committee grants Incentive Stock Options under this Plan to a Participant, and, in the event that the applicable limitation contained in Section 6.02(e) herein is exceeded, then, such Incentive Stock Options in excess of such limitation shall be treated as Nonqualified Stock Options under this Plan subject to the terms and provisions of the applicable Award Agreement, except to the extent modified to reflect recharacterization of the Incentive Stock Options as Nonqualified Stock Options.

ARTICLE VII

RESTRICTED STOCK AWARD

      SECTION 7.01     Grant of Restricted Stock Awards. The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant a Restricted Stock Award to any Participant. Restricted Stock Awards shall be awarded in such number and at such times during the term of the Plan as the Committee shall determine. Each Restricted Stock Award may be evidenced in such manner as the Committee deems appropriate, including, without limitation, a book-entry registration or issuance of a stock certificate or certificates, and by an Award Agreement setting forth the terms of such Restricted Stock Award.

      SECTION 7.02     Conditions of Restricted Stock Awards. The grant of a Restricted Stock Award shall be subject to the following:

(a) Restriction Period. In addition to any vesting conditions determined by the Committee, including, but not by way of limitation, the achievement by the Company of specified performance criteria, vesting of each Restricted Stock Award shall require the holder to remain in the employment of the Company, a Subsidiary, or an Affiliated Entity for a prescribed period (a “Restriction Period”). The Committee shall determine the Restriction Period or Periods which shall apply to the shares of Common Stock covered by each Restricted Stock Award or portion thereof; provided, however, each Restricted Stock Award shall have a minimum Restriction Period of at least one year. At the end of the Restriction Period, assuming the fulfillment of any other specified vesting conditions, the restrictions imposed by the Committee shall lapse with respect to the shares of Common Stock covered by the Restricted Stock Award or portion thereof. In addition to acceleration of vesting upon the occurrence of a Change of Control Event as provided in Article X, the Committee may, in its sole discretion, modify or accelerate the vesting of a Restricted Stock Award in the case of the death or disability of the Participant.

(b) Restrictions. The holder of a Restricted Stock Award may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the shares of Common Stock represented by the Restricted Stock Award during the applicable Restriction Period. The Committee shall impose such other restrictions and conditions on any shares of Common Stock covered by a Restricted Stock Award as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

(c) Rights as Shareholders. During any Restriction Period, the Committee may, in its discretion, grant to the holder of a Restricted Stock Award all or any of the rights of a shareholder with respect to the shares, including, but not by way of limitation, the right to vote such shares and to receive dividends. If any dividends or other distributions are paid in shares of Common Stock, all such shares shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid.

ARTICLE VIII

STOCK ADJUSTMENTS

      In the event that the shares of Common Stock, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, stock split, combination of shares or otherwise), or if the number of such shares of Common Stock shall be increased through the payment of a stock dividend, or a dividend on the shares of Common Stock or rights or warrants to purchase securities of the Company shall be made, then there shall be substituted for or added to each share available under and subject to the Plan as provided in Section 1.03 hereof, and each share theretofore appropriated or thereafter subject or which may become subject to Options under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged or to which each such share shall be entitled, as the case may be, on a fair and equivalent basis in accordance with the applicable provisions of Section 424 of the Code; provided, however, with respect to Options, in no such event will such adjustment result in a modification of any Option as defined in Section 424(h) of the Code. In the event there shall be any other change in the number or kind of the outstanding shares of Common Stock, or any stock or other securities into which the Common Stock shall have been changed or for which it shall have been exchanged, then if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the shares available under and subject to the Plan, or in any Award theretofore granted or which may be granted under the Plan, such adjustments shall be made in accordance with such determination, except that no adjustment of the number of shares of Common Stock available under the Plan or to which any Award relates that would otherwise be required shall be made unless and until such adjustment either by itself or with other adjustments not previously made would require an increase or decrease of at least 1% in the number of shares of Common Stock available under the Plan or to which any Award relates immediately prior to the making of such adjustment (the “Minimum Adjustment”). Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment together with other adjustments required by this Article VIII and not previously made would result in a Minimum Adjustment. Notwithstanding the foregoing, any adjustment required by this Article VIII which otherwise would not result in a Minimum Adjustment shall be made with respect to shares of Common Stock relating to any Award immediately prior to exercise, payment or settlement of such Award.

      No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

ARTICLE IX

GENERAL

      SECTION 9.01     Amendment or Termination of Plan. The Board may suspend or terminate the Plan at any time. In addition, the Board may, from time to time, amend the Plan in any manner, but may not without shareholder approval adopt any amendment which would increase the aggregate number of shares of Common Stock available under the Plan (except by operation of Article VIII); provided, that any amendment to the Plan shall require approval of the shareholders if, in the opinion of counsel to the Company, such approval is required by any Federal or state law or any regulations or rules promulgated thereunder.

      SECTION 9.02     Dividends and Dividend Equivalents. The Committee may choose, at the time of the grant of any Award or any time thereafter up to the time of payment of such Award, to include as part of such Award an entitlement to receive dividends or dividend equivalents subject to such terms, conditions, restrictions, and/or limitations, if any, as the Committee may establish. Dividends and dividend equivalents granted hereunder shall be paid in such form and manner (i.e., lump sum or installments), and at such time as the Committee shall determine. All dividends or dividend equivalents which are not paid currently may, at the Committee’s discretion, accrue interest or be reinvested into additional shares of Common Stock.

      SECTION 9.03     Acceleration of Otherwise Unexercisable Options and Vesting of Restricted Stock on Death, Disability or Other Special Circumstances. The Committee, in its sole discretion, may permit (i) a Participant who terminates employment due to a Disability, (ii) the personal representative of a deceased Participant, or (iii) any other Participant who terminates employment upon the occurrence of special circumstances (as determined by the Committee) to purchase (or to become vested in) all or any part of the shares subject to any unvested Award (whether covering Options or Restricted Stock) on the date of the Participant’s Disability, death, or as the Committee otherwise so determines.

      SECTION 9.04     Limitations on Exercise After Termination of Employment. Unless otherwise provided in the Participant’s Award Agreement, with respect to Awards which have already vested at the date of termination of employment or the vesting of which is accelerated by the Committee in accordance with Section 9.03, the Participant or the personal representative of a deceased Participant shall automatically have the right to exercise such vested Awards within three months of such date of termination of employment or one year in the case of a Participant suffering a Disability or three years in the case of a deceased Participant.

      SECTION 9.05     Limited Transferability. The Committee may, in its discretion, authorize all or a portion of the Nonqualified Stock Options to be granted under this Plan to be on terms which permit transfer by the Participant to (i) the ex-spouse of the Participant pursuant to the terms of a domestic relations order, (ii) the spouse, children or grandchildren of the Participant (“Immediate Family Members”), (iii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iv) a partnership in which such Immediate Family Members are the only partners. In addition (x) there may be no consideration for any such transfer, (y) the Award Agreement pursuant to which such Nonqualified Stock Options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section, and (z) subsequent transfers of transferred Nonqualified Stock Options shall be prohibited except as set forth below in this Section 9.05. Following transfer, any such Nonqualified Stock Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Section 9.04 hereof the term “Participant” shall be deemed to refer to the transferee. The events of termination of employment of Section 9.04 hereof shall continue to be applied with respect to the original Participant, following which the Options shall be exercisable by the transferee only to the extent, and for the periods specified in Section 9.04 hereof. No transfer pursuant to this Section 9.05 shall be effective to bind the Company unless the Company shall have been furnished with written notice of such transfer together with such other documents regarding the transfer as the Committee shall request. In addition, Options shall be transferable by will or the laws of descent and distribution; however, no such transfer of an Option by the Participant shall be effective to bind the Company unless the Company shall have been furnished with written notice of such transfer and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee of the terms and conditions of such Option.

      SECTION 9.06     Withholding Taxes. A Participant must pay the amount of taxes required by law upon the exercise or payment of an Award (i) in cash, (ii) at the discretion of the Committee, by delivering to the Company shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of such minimum required withholding taxes, or (iii) a combination of the foregoing.

      SECTION 9.07     Amendments to Awards. The Committee may at any time unilaterally amend the terms of any Award Agreement, whether or not presently exercisable, earned, paid or vested, to the extent it deems appropriate, including by example and not by limitation, the acceleration of vesting of Awards; provided, however, that any such amendment which is adverse to the Participant with respect to awards previously granted shall require the Participant’s consent.

      SECTION 9.08     Securities Laws. The Company shall have no obligation to issue or deliver certificates representing shares of Common Stock subject to Awards if such issuance or delivery would violate any federal or state securities or other laws or prior to:

(a) the obtaining of any approval from, or satisfaction of any waiting period or other condition imposed by, any governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable; and

(b) the completion of any registration or other qualification of such shares under any state or Federal law or ruling of any governmental body which the Committee shall, in its sole discretion, determine to be necessary or advisable.

      SECTION 9.09     Right to Continued Position or Employment. Participation in the Plan shall not give any Director any right to remain a Director of the Company or any Eligible Employee any right to remain in the employ of the Company, any Subsidiary or any Affiliated Entity. The adoption of this Plan shall not be deemed to give any Director, Eligible Employee or any other individual any right to be selected as a Participant or to be granted an Award.

      SECTION 9.10     Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and its Subsidiaries and upon any other information furnished in connection with the Plan by any person or persons other than himself. In no event shall any person who is or shall have been a member of the Committee or of the Board be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

      SECTION 9.11     Construction. Masculine pronouns and other words of masculine gender shall refer to both men and women.

      SECTION 9.12     Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Oklahoma except as superseded by applicable Federal law.

      SECTION 9.13     Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, each Award will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

ARTICLE X

CHANGE OF CONTROL EVENT

      Awards granted under the Plan may, in the discretion of the Committee, provide in the Award Agreement that such Awards shall be immediately vested, fully earned and exercisable upon the occurrence of a Change of Control Event. A Change of Control Event shall mean the occurrence of any of the following events:

(i) Dobson CC Limited Partnership, an Oklahoma limited partnership, and its affiliates cease to beneficially own at least 35% of the total combined voting power of all classes of outstanding capital stock of the Company entitled to vote in the election of the directors of the Company; or

(ii) Any “person” or “group,” within the meaning of Section 13 (d) or 14 (d)(2) of the Securities Exchange Act of 1934 becomes the ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of more than 35% of the total combined voting power of all classes of outstanding capital stock of the Company entitled to vote in the election of directors of the Company, on a fully diluted basis, and such beneficial ownership represents a greater percentage of such total combined voting power, on a fully diluted basis, than is held by Dobson CC Limited Partnership and its affiliates on such date; or

(iii) Individuals who on April 19, 2002 constituted the Board of Directors of the Company, together with any new directors whose election by the Board of Directors of the Company or whose nomination for election by the Company’s stockholders was approved by a majority of the members of the Board of Directors of the Company then in office who either were members of the Board of Directors of the Company of April 19, 2002 or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the members of the Company’s Board of Directors then in office; or

(iv) The sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the combined assets of the Company and all of its subsidiaries, taken as a whole, to any person other than a wholly-owned subsidiary of the Company or Dobson cc Limited Partnership or any of its affiliates; or

(v) The adoption of a plan of liquidation or dissolution of the Company.

PROXY
DOBSON COMMUNICATIONS CORPORATION
14201 WIRELESS WAY
OKLAHOMA CITY, OKLAHOMA 73134
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Ronald L. Ripley and Bruce R. Knooihuizen, and each of them, proxies of the undersigned, with full power of substitution, to vote all common stock of Dobson Communications Corporation, an Oklahoma corporation (the “Company”), the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Tuesday, June 4, 2002, or at any adjournments thereof, with all the power the undersigned would possess if personally present, on the following matters:

A    ☒    PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE

1.    Election of Directors

☐ FOR ALL NOMINEES LISTED TO RIGHT	☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	NOMINEES: Justin L. Jaschke Albert H. Pharis, Jr.

     INSTRUCTION: to withhold authority to vote for any nominee, write that nominee’s name on the line provided below.

2. Proposal to approve the Dobson Communications Corporation 2002 Employee Stock Purchase Plan.

☐ FOR                ☐ AGAINST                ☐ ABSTAIN

3. Proposal to approve the Dobson Communications Corporation 2002 Stock Incentive Plan.

☐ FOR                ☐ AGAINST                ☐ ABSTAIN

4. In their discretion, the named proxies are authorized to vote in accordance with their own judgment upon such other matters as may properly come before the Annual Meeting.

(CONTINUED AND TO BE SIGNED ON OTHER SIDE)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR, FOR PROPOSALS 2 AND 3 AND THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTERS REFERRED TO IN ITEM 4.

The undersigned hereby acknowledges receipt of a copy of the Notice of Annual Meeting of Stockholders and the Proxy Statement. The undersigned hereby revokes any proxies heretofore given.

SIGNATURE

SIGNATURE

DATED	, 2002

NOTE: Please complete, date and sign exactly as your name appears hereon. In the case of joint owners, each owner should sign. When signing as administrator, attorney, corporate officer, executor, guardian, trustee, etc., please give your full title as such.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.